Exhibit 4.1

                     FINANCIAL ASSET SECURITIES CORPORATION,
                                    Depositor



                        OPTION ONE MORTGAGE CORPORATION,
                         Master Servicer and Originator



                           UBS PRINCIPAL FINANCE LLC,
                                     Sponsor



                                       and



                        WELLS FARGO BANK MINNESOTA, N.A.,
                                     Trustee





                         POOLING AND SERVICING AGREEMENT

                           Dated as of October 1, 2000





                      Option One Mortgage Loan Trust 2000-5

                    Asset-Backed Certificates, Series 2000-5

                                Table of Contents

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS                                                                                             3

Section 1.01          Defined Terms...............................................................................3
Section 1.02          Accounting.................................................................................40
Section 1.03          Allocation of Certain Interest Shortfalls..................................................41

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES                                       42

Section 2.01          Conveyance of Mortgage Loans, MI Policy and Cap Agreements.................................42
Section 2.02          Acceptance by Trustee......................................................................45
Section 2.03          Purchase of Mortgage Loans by the Originator, Sponsor, Depositor and Master
                      Servicer...................................................................................46
Section 2.04          Representations and Warranties of the Sponsor..............................................48
Section 2.05          Representations, Warranties and Covenants of the Master Servicer...........................49
Section 2.06          Representations and Warranties of the Depositor............................................51
Section 2.07          Issuance of Certificates...................................................................52
Section 2.08          Conveyance of Uncertificated REMIC 1 Regular Interests; Acceptance of REMIC 2
                      by the Trustee.............................................................................52
Section 2.09          Originator Representations and Warranties Relating to the Mortgage Loans...................53
Section 2.10          Remedies for Breach of Representations and Warranties......................................61

ARTICLE III ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS                                                   63

Section 3.01          Master Servicer to Act as Master Servicer..................................................63
Section 3.02          Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.........................64
Section 3.03          Successor Sub-Servicers....................................................................66
Section 3.04          Liability of the Master Servicer...........................................................66
Section 3.05          No Contractual Relationship Between Sub-Servicers and the Trustee or
                      Certificateholders.........................................................................66
Section 3.06          Assumption or Termination of Sub-Servicing Agreements by Trustee...........................67
Section 3.07          Collection of Certain Mortgage Loan Payments...............................................67
Section 3.08          Sub-Servicing Accounts.....................................................................68
Section 3.09          Collection of Taxes, Assessments and Similar Items; Servicing Accounts.....................69
Section 3.10          Collection Account and Distribution Account................................................70
Section 3.11          Withdrawals from the Collection Account and Distribution Account...........................72


                                       i


Section 3.12          Investment of Funds in the Collection Account and the Distribution Account.................74
Section 3.13          Use of Funds Held for Future Distribution..................................................75
Section 3.14          Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.............76
Section 3.15          Enforcement of Due-On-Sale Clauses; Assumption Agreements..................................77
Section 3.16          Realization Upon Defaulted Mortgage Loans..................................................78
Section 3.17          Trustee to Cooperate; Release of Mortgage Files............................................80
Section 3.18          Servicing Compensation.....................................................................82
Section 3.19          Reports to the Trustee; Collection Account Statements......................................82
Section 3.20          Statement as to Compliance.................................................................82
Section 3.21          Independent Public Accountants' Servicing Report...........................................83
Section 3.22          Access to Certain Documentation; Filing of Reports by Trustee..............................83
Section 3.23          Title, Management and Disposition of REO Property..........................................84
Section 3.24          Obligations of the Master Servicer in Respect of Prepayment Interest
                      Shortfalls.................................................................................87
Section 3.25          Servicing and Administrating of the MI Policy..............................................87
Section 3.26          Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly
                      Payments...................................................................................88
Section 3.27          Solicitations..............................................................................89
Section 3.28          Reserve Account............................................................................89
Section 3.29          Net WAC Rate Carryover Reserve Account.....................................................90

ARTICLE IV FLOW OF FUNDS                                                                                         91

Section 4.01          Distributions..............................................................................91
Section 4.02          Reserved...................................................................................94
Section 4.03          Statements.................................................................................94
Section 4.04          Remittance Reports; Advances...............................................................97
Section 4.05          [Reserved].................................................................................98
Section 4.06          Distributions on the Uncertificated REMIC Regular Interests................................99
Section 4.07          Allocation of Principal Losses............................................................101

ARTICLE V THE CERTIFICATES                                                                                      101

Section 5.01          The Certificates..........................................................................101
Section 5.02          Registration of Transfer and Exchange of Certificates.....................................102
Section 5.03          Mutilated, Destroyed, Lost or Stolen Certificates.........................................106
Section 5.04          Persons Deemed Owners.....................................................................107
Section 5.05          Appointment of Paying Agent...............................................................107

ARTICLE VI THE MASTER SERVICER AND THE DEPOSITOR                                                                107

Section 6.01          Liability of the Master Servicer and the Depositor........................................107
Section 6.02          Merger or Consolidation of, or Assumption of the Obligations of, the Master
                      Servicer or the Depositor.................................................................107




                                       ii


Section 6.03          Limitation on Liability of the Master Servicer and Others.................................108
Section 6.04          Master Servicer Not to Resign.............................................................109
Section 6.05          Delegation of Duties......................................................................109
Section 6.06          Reserved..................................................................................110
Section 6.07          Inspection................................................................................110

ARTICLE VII DEFAULT                                                                                             110

Section 7.01          Master Servicer Events of Termination.....................................................110
Section 7.02          Trustee to Act; Appointment of Successor..................................................112
Section 7.03          Waiver of Defaults........................................................................114
Section 7.04          Notification to Certificateholders........................................................114
Section 7.05          Survivability of Master Servicer Liabilities..............................................114

ARTICLE VIII THE TRUSTEE                                                                                        114

Section 8.01          Duties of Trustee.........................................................................114
Section 8.02          Certain Matters Affecting the Trustee.....................................................116
Section 8.03          Trustee Not Liable for Certificates or Mortgage Loans.....................................117
Section 8.04          Trustee May Own Certificates..............................................................118
Section 8.05          Sponsor to Pay Trustee Expenses...........................................................118
Section 8.06          Eligibility Requirements for Trustee......................................................119
Section 8.07          Resignation or Removal of Trustee.........................................................119
Section 8.08          Successor Trustee.........................................................................120
Section 8.09          Merger or Consolidation of Trustee........................................................120
Section 8.10          Appointment of Co-Trustee or Separate Trustee.............................................121
Section 8.11          Limitation of Liability...................................................................122
Section 8.12          Trustee May Enforce Claims Without Possession of Certificates.............................122
Section 8.13          Suits for Enforcement.....................................................................123
Section 8.14          Waiver of Bond Requirement................................................................123
Section 8.15          Waiver of Inventory, Accounting and Appraisal Requirement.................................123

ARTICLE IX REMIC ADMINISTRATION                                                                                 123

Section 9.01          REMIC Administration......................................................................123
Section 9.02          Prohibited Transactions and Activities....................................................125
Section 9.03          Indemnification with Respect to Certain Taxes and Loss of REMIC Status....................126

ARTICLE X TERMINATION                                                                                           126

Section 10.01         Termination...............................................................................126
Section 10.02         Additional Termination Requirements.......................................................128

ARTICLE XI CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER                                                    129

Section 11.01         Rights of the Certificate Insurer To Exercise Rights of Class A and Class S
                      Certificateholders........................................................................129



                                      iii


Section 11.02         Trustee To Act Solely with Consent of the Certificate Insurer.............................130
Section 11.03         Trust Fund and Accounts Held for Benefit of the Certificate Insurer.......................130
Section 11.04         Claims Upon the Policy; Policy Payments Account...........................................130
Section 11.05         Effect of Payments by the Certificate Insurer; Subrogation................................132
Section 11.06         Notices to the Certificate Insurer........................................................132
Section 11.07         Third-Party Beneficiary...................................................................133
Section 11.08         Trustee to Hold the Policy................................................................133

ARTICLE XII MISCELLANEOUS PROVISIONS                                                                            133

Section 12.01         Amendment.................................................................................133
Section 12.02         Recordation of Agreement; Counterparts....................................................134
Section 12.03         Limitation on Rights of Certificateholders................................................135
Section 12.04         Governing Law; Jurisdiction...............................................................135
Section 12.05         Notices...................................................................................136
Section 12.06         Severability of Provisions................................................................136
Section 12.07         Article and Section References............................................................136
Section 12.08         Notice to the Rating Agencies.............................................................136
Section 12.09         Further Assurances........................................................................137
Section 12.10         Benefits of Agreement.....................................................................138
Section 12.11         Acts of Certificateholders................................................................138


EXHIBITS:
Exhibit A-1       Form of Class A Certificates
Exhibit A-2       Form of Class S Certificates
Exhibit A-3       Form of Class P Certificates
Exhibit A-4       Form of Class R Certificates
Exhibit A-5       Form of Class BIO Certificates
Exhibit A-6       Form of Class X Certificates
Exhibit B         [Reserved]
Exhibit C         Form of Mortgage Loan Purchase Agreement
Exhibit D         Mortgage Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note
Exhibit G         [Reserved]
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of ERISA Representation
Exhibit J         Form of Investment Letter
Exhibit K         Form of Class R Certificate Transfer Affidavit
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of Liquidation Report
Exhibit N         [Reserved]

Exhibit O         Form of Addition Notice
Exhibit P         Schedule of Projected Principal Balances
Exhibit Q         Premium Letter
Exhibit R         Insurance Agreement
Schedule I        Prepayment Charge Schedule

         This Pooling and Servicing Agreement is dated as of October 1, 2000 (the "Agreement"), among FINANCIAL ASSET SECURITIES CORPORATION, as depositor (the "Depositor"), OPTION ONE MORTGAGE CORPORATION, as master servicer and originator (the "Master Servicer" and "Originator"), UBS Principal Finance LLC, as Sponsor (the "Sponsor") and WELLS FARGO BANK MINNESOTA, N.A., as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of six classes of certificates, designated as (i) the Class A Certificates, (ii) the Class S Certificates, (iii) the Class P Certificates, (iv) the Class BIO Certificates,
(v) the Class X Certificates and (vi) the Class R Certificates.

                                     REMIC 1
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Account, the Cap Agreements and the Net WAC Rate Carryover Reserve Account) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole Class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the Uncertificated REMIC 1 Regular Interests. None of the Uncertificated REMIC 1 Regular Interests will be certificated.

                         Uncertificated REMIC 1        Initial Uncertificated              Assumed Final
    Designation            Pass-Through Rate             Principal Balance               Maturity Date (1)
    -----------            -----------------             -----------------               -----------------
       LT1-A                  Variable(2)                 $213,301,664.74                 December 2030
       LT1-B                  Variable(2)                  $23,700,100.00                 December 2030
       LT1-P                  Variable(2)                         $100.00                 December 2030

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Initial Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Uncertificated REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.


                                     REMIC 2
                                     -------

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2". The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

                         Uncertificated REMIC 2        Initial Uncertificated              Assumed Final
    Designation            Pass-Through Rate             Principal Balance               Maturity Date (1)
    -----------            -----------------             -----------------               -----------------
       LT2-A                  Variable(2)                  $232,261,739.45                 December 2030
       LT2-B                  Variable (2)                   $2,370,010.00                 December 2030
       LT2-C                  Variable (2)                   $2,370,015.29                 December 2030
      LT2-SA                    3.00%(3)                            N/A(6)                 December 2030
      LT2-SB                    1.00%(4)                            N/A(6)                 December 2030
      LT2-SC                    1.00%(5)                            N/A(6)                 December 2030
       LT2-P                  Variable (2)                         $100.00                 December 2030

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.
(3) 3.00% per annum for the first 36 Distribution Dates and 0.00% per annum thereafter.
(4) 1.00% per annum for the first 24 Distribution Dates and 0.00% per annum thereafter.
(5) 1.00% per annum for the first 12 Distribution Dates and 0.00% per annum thereafter.
(6) REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC will not have Uncertificated Principal Balances, but will accrue interest on their respective Uncertificated Notional Amounts outstanding from time to time which in each case shall equal the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1B.


                                     REMIC 3
                                     -------

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Uncertificated REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions. As provided herein, the Class A Certificates, Class S Certificates, the Class B-IO Certificates, the Class P Certificates represent all of the "regular interests" in REMIC for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.

                                                     Original Class Certificate         Assumed Final
 Class Designation         Pass-Through Rate             Principal Balance            Maturity Date (1)
 -----------------         -----------------             -----------------            -----------------
         A                    Variable(2)                  $237,001,000.00             December 2030
         S                       N/A(3)                             N/A(3)             December 2030
       B-IO                   Variable(2)                       $764.74(4)             December 2030
         P                       N/A(5)                            $100.00             December 2030

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Initial Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class S Certificates will receive all amounts distributed to REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC.
(4) The Class B-IO Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class B-IO Certificates outstanding from time to time which shall equal the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B, REMIC 2 Regular Interest LT2-C and REMIC 2 Regular Interest LT2-P. The Class B-IO Certificates will not accrue interest on their Certificate Principal Balance.
(5)      The Class P Certificates will not accrue interest.


                                   ARTICLE I

                                   DEFINITIONS

Section 1.01      Defined Terms.
                  -------------

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

         "1933 Act":  The Securities Act of 1933, as amended.

         "Account":  Either of the Collection Account and Distribution Account.

         "Accrual Period": With respect to (i) the Class S Certificates and each interest-bearing Uncertificated REMIC 1 Regular Interest and each Distribution Date, the calendar month prior to the month of such Distribution Date and (ii) the Class A Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date.

         "Adjustable Rate Mortgage Loan": A Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto.

         "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each adjustment date on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

         "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

         "Adverse REMIC Event":  As defined in Section 9.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

         "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

         "Available Funds": With respect to any Distribution Date, an amount equal to the sum of (A) the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the Determination Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Master

Servicer for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02, and (g) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans over
(ii) the sum of (a) amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) or to the Trustee pursuant to Section 3.11(b)(ii),
(b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through (g) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans, (d) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05 and
(e) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05; and (B) the sum of the following: (i) from amounts available in the Reserve Account, the excess of the amount to be distributed pursuant to Section 4.01(a)(ii) over Available Funds (calculated without reference to this clause (B)) that would be available to pay such amount; (ii) from amounts available in Reserve Account, the excess of (a) the lesser of the Extra Principal Distribution Amount and the amount of Realized Losses incurred during the related Prepayment Period over (b) Available Funds (calculated without reference to this clause (B)) that would be available to pay such amount; (iii) any principal or interest for the Certificates to be paid under the Policy after the inclusion of the amounts described in clauses (i) and
(ii) of this clause (B).

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

         "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates shall be Book-Entry Certificates.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking or savings institutions in the State of Delaware, the State of New York, the State of Maryland, the State of California, the State of Minnesota, the Commonwealth of Pennsylvania or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Cap Agreements": The interest rate cap agreements, dated on or prior to November 15, 2000, between Deutsche Bank and UBS AG, which were assigned by UBS AG to the Trustee on behalf of the Trust Fund.

         "Certificate":  Any Regular Certificate or Class R Certificate.

         "Certificate Insurer": Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, or its successors in interest.

         "Certificate Margin": On each Distribution Date (A) on or prior to the Optional Termination Date, 0.25% per annum and (B) after the Optional Termination Date, 0.50% per annum.

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class S Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates. The Class S Certificates will not have a Certificate Principal Balance.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register and the Certificate Insurer to the extent of Cumulative Insurance Payments, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof.

         "Class": Collectively, Certificates which have the same priority of payment and bear the same Class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class A Certificate": Any one of the Class A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

          "Class BIO Certificate": Any one of the Class BIO Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5 representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

         "Class P Certificate": Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 3.

         "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4 and evidencing the ownership of the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

         "Class R-1 Interest":  The uncertificated Residual Interest in REMIC 1.

         "Class R-2 Interest":  The uncertificated Residual Interest in REMIC 2.

         "Class R-3 Interest":  The uncertificated Residual Interest in REMIC 3.

         "Class S Certificate": Any one of the Class S Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing the right to distributions as set forth herein.

         "Class X Certificate": Any one of the Class X Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar substantially in the form annexed hereto as Exhibit A-6 representing the right to distributions as set forth herein.

         "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. New York City time.

         "Closing Date":  November 2, 2000.

         "Code": The Internal Revenue Code of 1986 as it may be amended from time to time.

         "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5," or such other account title as consented to in writing by the Certificate Insurer and which must be an Eligible Account.

         "Compensating Interest":  As defined in Section 3.24 hereof.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services-Option One, Series 2000-5, and (ii) for all other purposes, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services-Option One, Series 2000-5 or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Certificate Insurer, the Master Servicer and the Sponsor.

         "Cumulative Loss Percentage": With respect to any Distribution Date, the percentage equivalent of the fraction obtained by dividing (i) the aggregate of Realized Losses on the Mortgage Loans (prior to giving effect to coverage provided by the MI Policy) from the Cut-off Date through the end of the related Prepayment Period by (ii) the sum of the Cut-off Date Aggregate Principal Balances of the Mortgage Loans originally included in the Trust Fund.

         "Custodian": Wells Fargo Bank Minnesota, N.A., as custodian of the Mortgage Files, and any successor thereto.

         "Cut-off Date": With respect to each Mortgage Loan, October 1, 2000.

         "Cut-off Date Aggregate Principal Balance": With respect to the Mortgage Pool or any subset of the Mortgage Loans, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans or such subset, respectively.

         "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date.

         "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficiency Amount": With respect to any Distribution Date, the sum of
(A) the excess, if any, of (i) the aggregate of the Interest Distributable Amounts for the Class A Certificates and the Class S Certificates over (ii) funds on deposit in the Distribution Account and Reserve Account available to be distributed therefor on such Distribution Date and (B) the Guaranteed Principal Amount.

         "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Definitive Certificates":  As defined in Section 5.02(c) hereof.

         "Delinquent": Any Mortgage Loan, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

         "Depositor": Financial Asset Securities Corporation, a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; PROVIDED, HOWEVER, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code,
(iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Certificateholders of Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5" and which must be an Eligible Account.

         "Distribution Date": The 20th day of any calendar month, or if such 20th day is not a Business Day, the Business Day immediately following such 20th day, commencing in November 2000.

         "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due) exclusive of any days of grace.

         "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, A-1 by S&P and F-1 by Fitch (or comparable ratings if Moody's, S&P and Fitch are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise (A) acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the Certificate Insurer and (B) acceptable to the Certificate Insurer. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

         "Estate in Real Property": A fee simple estate in a parcel of real property.

         "Excess Overcollateralized Amount": With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

         "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the sum of the General Excess Available Amount and any amounts in Reserve Account that are permitted to be paid as Extra Principal Distribution Amount in accordance with Section 4.01(a)(v) for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

         "Fannie Mae": Federal National Mortgage Association or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator or the Master Servicer pursuant to or as contemplated by
Section 2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Fitch":  Fitch Inc. or its successor in interest.

         "Fiscal Agent":  As defined in the Policy.

         "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

         "Formula Rate": For any Distribution Date, the lesser of (i) LIBOR plus the Certificate Margin and (ii) the Maximum Cap.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

         "General Excess Available Amount": With respect to each Distribution Date, the amount, if any, of Available Funds remaining after the distributions pursuant to clauses (i) through (iv) under Section 4.01(a).

         "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

         "Guaranteed Principal Amount": means (a) for any Distribution Date (other than a Distribution Date specified in (b)), the amount, if any, by which the Certificate Principal Balance of the Class A Certificates exceeds the sum of the Pool Balance and the amount in Reserve Account as of the related Determination Date (in each case, after giving effect to all distributions of principal on the Class A Certificates on such Distribution Date) and (b) on the Distribution Date in December 2030 or the earlier termination of the Trust Fund pursuant to the terms hereof (after giving effect to all other distributions of principal on the Class A Certificates), an amount equal to the Certificate Principal Balance of the Class A Certificates.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any

Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to REMIC 1 and REMIC 2 within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Index": With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

         "Initial Certificate Principal Balance": With respect to any Regular Certificate (other than a Class S Certificate), the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Insurance Agreement": The insurance and indemnity agreement, dated as of November 2, 2000, among the Certificate Insurer, the Sponsor, the Originator and the Depositor.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy (other than the Policy) covering a Mortgage Loan, including the MI Policy, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

         "Insured Payment": Shall mean with respect to the Class A Certificates and the Class S Certificates as of any Distribution Date, the sum of (i) any shortfall in amounts available in the Distribution Account and Reserve Account to pay the sum of the Interest Distributable Amounts on such Certificates for the related Accrual Period and (ii) the Guaranteed Principal Amount.

         "Insurer Default": The existence and continuance of any of the following:

                  (a) the Certificate Insurer fails to make a payment required under the Policy in accordance with its terms;

                  (b) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,
         (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

         "Interest Determination Date": With respect to the Class A Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

         "Interest Distributable Amount": With respect to any Distribution Date and the Class A Certificates and the Class S Certificates, the sum of (i) the related Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the related Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

         "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "LIBOR": With respect to each Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

         "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 10.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation,
(ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or Section 10.01.

         "Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan (and, with respect to any second lien Mortgage Loan, the Principal Balance of the related first lien Mortgage Loan), and the denominator of which is the Value of the related Mortgaged Property.

         "Losses":  As defined in Section 9.03.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

         "Majority Class R Certificateholders": The Holders of Class R Certificates evidencing at least a 51% Percentage Interest in the Class R Certificates.

         "Marker Rate": With respect to the Class B-IO Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest LT2-B and REMIC 2 Regular Interest LT2-C, with the rate on REMIC 2 Regular Interest LT2-B subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class A Certificates and (ii) the Maximum Cap Rate for the purpose of this calculation, and with the rate on REMIC 2 Regular Interest LT2-C subject to a cap of zero for the purpose of this calculation.

         "Master Servicer": Option One Mortgage Corporation, a California corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

         "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

         "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

         "Master Servicer Extension Notice": As defined in Section 7.01(c).

         "Master Servicer Portion": The portion of any income and gain realized (or loss incurred) from the investment of funds deposited in the Distribution Account payable to the Master Servicer, which portion of income and gain shall be based on amounts in the Distribution Account from and including the Master Servicer Remittance Date to but excluding the Business Day prior to the Distribution Date.

         "Master Servicer Remittance Date": With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs (or, if such 15th day is not a Business Day, the next succeeding Business Day).

         "Maximum Cap": For any Distribution Date, a per annum rate equal to the product of (x)

                           (A) the weighted average of the maximum loan rates of
the Mortgage Loan as of the first day of the month preceding the month of such Distribution Date reduced, in the case of each MI Loan, by the rate at which the MI Premium is calculated, less

                           (B) the sum of

                                    (i)     the Servicing Fee Rate,

                                    (ii)    the Trustee Fee Rate,

                                    (iii)   the rate at which the Premium Amount
                                            is calculated multiplied by a
                                            fraction equal to (a) the balance of
                                            the Class A Certificates divided by
                                            (b) the aggregate balance of the
                                            Mortgage Loans,

                                    (iv)    the Pass-Through Rate of the Class S
                                            Certificates multiplied by a
                                            fraction equal to (a) the notional
                                            balance of the Class S Certificates
                                            divided by (b) the aggregate balance
                                            of the Mortgage Loans, and

                                    (v)     on each Distribution Date after the
                                            22nd Distribution Date, 0.25%.

and (y) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         "Maximum LT2-C Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest LT2-C for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-C minus 1% of the Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest LT2-B with the rate on REMIC 2 Regular Interest LT2-B subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class A Certificates and (ii) the Maximum Cap Rate for the purpose of this calculation for such Distribution Date.

         "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

         "MI Insurance Agreement": A private mortgage insurance agreement issued by the MI Insurer pursuant to which a MI Policy was issued on certain Mortgage Loans specified in the MI Policy.

         "MI Insurer": Radian Guaranty Inc., a Pennsylvania mortgage insurance company, and its successors and assigns.

         "MI Insurer Insolvency Event": (A) The determination by the applicable regulatory or supervisory agency having jurisdiction over the MI Insurer that such MI Insurer is insolvent or unable to pay its obligations as they mature,
(B) the determination by the Servicer that such MI Insurer is insolvent or unable to pay its obligations as they become due, (C) the long-term rating on the claims paying ability of the MI Insurer shall be lowered by Moody's below A-2, if such MI Insurer is then rated by Moody's, or shall be lowered by S&P below AA, if the MI Insurer is then rated by S&P or shall be lowered by Fitch below AA, if the MI Insurer is then rated by Fitch.

         "MI Insurer Step Up Test": A test which is met for a Distribution Date if either (A) (i) during any six calendar month period ending prior to such Distribution Date the dollar amount of claims made under the MI Policy during such period which are not paid by the MI Insurer, either because the claim was rejected or because the amount of the claim was reduced by the MI Insurer, exceeds 10% of the claims made under the MI Policy during such period and (ii) during any 12 calendar month period ending prior to such Distribution Date the dollar amount of claims made under the MI Policy during such period which are not paid by the MI Insurer, because the claim was rejected or because the amount of the claim was reduced by the MI Insurer, exceeds (a) 0.15% of the aggregate Principal Balance of the MI Loans at the beginning of such period, if such period ends prior to November 2003, (b) 0.30% of the aggregate Principal Balance of the MI Loans at the beginning of such period, if such period ends on or after November 2003 and prior to November 2004, or (c) 0.45% of the aggregate Principal Balance of the MI Loans at the beginning of such period, if such period ends on or after to November 2004, or (B) an MI Insurer Insolvency Event occurs. Notwithstanding the above, a MI Loan which is bought out because of a breach of a representation or warranty shall not count as a rejected claim.

         "MI Loan": A Mortgage Loan covered by the MI Policy, as indicated on the Mortgage Loan Schedule

         "MI Policy": The private mortgage insurance policy (policy number 00-128065) underwritten by the MI Insurer with respect to certain Mortgage Loans, issued pursuant to the MI Insurance Agreement, including the letter dated November 2, 2000 between the MI Insurer and the Sponsor.

         "MI Premium": The primary mortgage insurance premium for the MI Policy, payable annually to the MI Insurer, as specified in the MI Insurance Agreement, and with respect to each monthly premium payment, 1/12 of the annual premium.

         "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

         "Monthly Interest Distributable Amount": With respect to the Class A Certificates, the Class S Certificates and the Class B-IO Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class S Certificates and Class B-IO Certificates) of such Class immediately prior to such Distribution Date, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate or Component based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Shortfalls. Notwithstanding the foregoing, for federal income tax purposes and under the REMIC Provisions, the Monthly Interest Distributable Amount for the Class S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC for such Distribution Date.

         "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

         "Mortgage Loan Purchase Agreement": The agreement between the Sponsor and the Depositor, regarding the transfer of the Mortgage Loans by the Sponsor to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

         "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Sponsor and shall set forth the following information with respect to each Mortgage Loan, as applicable:

         (1) the Mortgage Loan identifying number;

         (2) the Mortgagor's name;

         (3) the street address of the Mortgaged Property including the state and zip code;

         (4) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

         (5) the type of Residential Dwelling constituting the Mortgaged
Property;

         (6) the original months to maturity;

         (7) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

         (8) the Loan-to-Value Ratio at origination;

         (9) the Mortgage Rate in effect immediately following the Cut-off Date;

         (10) the date on which the first Monthly Payment was due on the Mortgage Loan;

         (11) the stated maturity date;

         (12) the amount of the Monthly Payment at origination;

         (13) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

         (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

         (15) the original principal amount of the Mortgage Loan;

         (16) the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;

         (17) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

         (18) the Mortgage Rate at origination;

         (19) a code indicating the documentation program (i.e., full documentation, limited documentation, stated income documentation);

         (20) the risk grade;

         (21) the Value of the Mortgaged Property;

         (22) the sale price of the Mortgaged Property, if applicable;

         (23) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

         (24) the type and term of the related Prepayment Charge;

         (25) the rounding code;

         (26) the program code;

         (27) a code indicating the lien priority for Mortgage Loans;

         (28) the minimum Mortgage Rate;

         (29) the maximum Mortgage Rate;

         (30) the Gross Margin;

         (31) the next Adjustment Date;

         (32) the Periodic Rate Cap;

         (33) whether such loan is a MI Loan; and

         (34) the MI Premium Rate for each MI Loan.

         The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Sponsor or the Originator in accordance with the provisions of this Agreement.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

         "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

         "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

         "Mortgagor":  The obligor on a Mortgage Note.

         "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

         "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "Net WAC Rate": With respect to each Distribution Date, a per annum rate equal to the product of (x):

                           (A) the weighted average of the loan rates of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date reduced, in the case of each MI Loan, by the rate at which the MI Premium is calculated less

                           (B)      the sum of

                                    (i)     the Servicing Fee Rate,

                                    (ii)    the Trustee Fee Rate,

                                    (iii)   the rate at which the Premium Amount
                                            is calculated multiplied by a
                                            fraction equal to (a) the balance of
                                            the Class A Certificates divided by
                                            (b) the aggregate balance of the
                                            Mortgage Loans,

                                    (iv)    the Pass-Through Rate of the Class S
                                            Certificates multiplied by a
                                            fraction equal to (a) the notional
                                            balance of the Class S Certificates
                                            divided by (b) the aggregate balance
                                            of the Mortgage Loans, and

                                    (v)     on each Distribution Date, after the
                                            22nd Distribution Date, 0.25%,

                           and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period.

         "Net WAC Rate Carryover Amount": If on any Distribution Date the Pass-Through Rate for the Offered Certificates is limited by the Net WAC Rate, the "Net WAC Rate Carryover Amount" is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the Formula Rate over (b) the amount of interest received on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

         "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 3.29.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "Non-MI Loan": Any Mortgage Loan other than an MI Loan.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made in respect of a Mortgage LOAN or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

         "Notional Amount": Immediately prior to any Distribution Date, with respect to the Class S Certificates, an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B immediately prior to such Distribution Date. Immediately prior to any Distribution Date, with respect to the Class B-IO Certificates, the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B, REMIC 2 Regular Interest LT2-C and REMIC 2 Regular Interest LT2P immediately prior to such Distribution Date.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Originator or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions which must be an opinion of Independent counsel.

         "Optional Termination Date": The first Distribution Date on which the Master Servicer or the Certificate Insurer may opt to terminate the Trust Fund pursuant to Section 10.01.

         "Original Class Certificate Principal Balance": With respect to the Class A, Class P, Class BIO and Class X Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

         "Original Notional Amount": With respect to the Class S Certificates, $23,700,100.00.

         "Originator": Option One Mortgage Corporation, a California corporation, in its capacity as originator of the Mortgage Loans.

         "Originator Mortgage Loan Purchase Agreement": The agreement between the Sponsor and the Originator, regarding the transfer of the Mortgage Loans by the Originator to the Sponsor.

          "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

         "Overcollateralization Deficit": With respect to any Distribution Date is equal to the excess, if any, of (a) the Certificate Principal Balance of the Class A Certificates then outstanding over (b) the sum of (i) the aggregate principal balances of the Mortgage Loans then outstanding and (ii) the amount in the Reserve Account.

         "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

         "Overcollateralization Target Amount": With respect to any Distribution Date prior to the Stepdown Date for which neither the Step Up Test nor the MI Insurer Step Up Test is met, the sum of (i) the greater of (A) 2.5% of the Cut-off Date Aggregate Principal Balance of the MI Loans and (B) the excess of 50% of the aggregate outstanding Principal Balance of the MI Loans which are 90 days or more Delinquent, in foreclosure and 90 days or more Delinquent or converted to REO Property on the related Determination Date over six times the General Excess Available Amount for such Distribution Date, and (ii) the greater of (A) 2.5% of the Cut-off Date Aggregate Principal Balance of the Non-MI Loans and (B) the excess of 2/3 of the aggregate outstanding Principal Balance of the Non-MI Loans which are 90 days or more Delinquent, in foreclosure and 90 days or more Delinquent or converted to REO Property on the related Determination Date over four times the General Excess Available Amount for such Distribution Date.

         With respect to any Distribution Date prior to the Stepdown Date for which the Step Up Test is met, but the MI Insurer Step Up Test is not met, the sum of (i) the greater of the amount set forth in clause (i)(A) of the preceding paragraph and twice the amount set forth in clause (i)(B) of the preceding paragraph and (ii) the greater of the amount set forth in clause (ii)(A) of the preceding paragraph and twice the amount set forth in clause (ii)(B) of the preceding paragraph.

         With respect to any Distribution Date on or after the Stepdown Date and prior to the date on which the aggregate amount of Realized Losses on MI Loans exceeds $5,289,733.14 for which neither the Step Up Test nor the MI Insurer Step Up Test is met, the sum of (i) the greater of (A) the lesser of (I) 2.5% of the Cut-off Date Aggregate Principal Balance of the MI Loans and (II) 3.5% of the aggregate outstanding Principal Balance of the MI Loans on the related Determination Date and (B) the excess of 50% of the aggregate outstanding Principal Balance of the MI Loans which are 90 days or more Delinquent, in foreclosure and 90 days or more Delinquent or converted to REO Property on the related Determination Date over six times the General Excess Available Amount for such Distribution Date, and (ii) the greater of (A) the lesser of (I) 2.5% of the Cut-off Date Aggregate Principal Balance of the Non-MI Loans and (II) 5.0% of the aggregate outstanding Principal Balance of the Non-MI Loans on the related Determination Date and (B) the excess of 2/3 of the aggregate outstanding Principal Balance of the Non-MI Loans which are 90 days or more Delinquent, in foreclosure and 90 days or more Delinquent or converted to REO Property on the related Determination Date over four times the General Excess Available Amount for such Distribution Date.

         With respect to any Distribution Date on or after the Stepdown Date and prior to the date on which the aggregate amount of Realized Losses on MI Loans exceeds $5,289,733.14 for which the Step Up Test is met, but the MI Insurer Step Up Test is not met, the sum of (i) the greater of the amount set forth in clause
(i)(A) of the preceding paragraph and twice the amount set forth in clause
(i)(B) of the preceding paragraph and (ii) the greater of the amount set forth in clause (ii)(A) of the preceding paragraph and twice the amount set forth in clause (ii)(B) of the preceding paragraph.

         With respect to any Distribution Date on or after the Stepdown Date and on or after the date on which the aggregate amount of Realized Losses on MI Loans exceeds $5,289,733.14 for which neither the Step Up Test nor the MI Insurer Step Up Test is met, the sum of (i) the greatest of (A) 3.5% of the aggregate outstanding Principal Balance of the MI Loans on the related Determination Date minus claims paid on the MI Policy prior to such Distribution Date (but in no event less than 0), (B) the excess of 25% of the aggregate outstanding Principal Balance of the MI Loans which are 90 days or more Delinquent, in foreclosure and 90 days or more Delinquent or converted to REO Property on the related Determination Date over six times the General Excess Available Amount for such Distribution Date and (C) the excess of the aggregate outstanding Principal Balance of the MI Loans which are 90 days or more Delinquent, in foreclosure and 90 days or more delinquent or converted to REO Property on the related Determination Date over the amount of the remaining coverage on the MI Policy (that is, the excess of the Aggregate Loss Limit under the MI Policy over claims previously paid), and (ii) the greater of (A) 10.0% of the aggregate outstanding Principal Balance of the Non-MI Loans on the related Determination Date and (B) the excess of 2/3 of the aggregate outstanding Principal Balance of the Non-MI Loans which are 90 days or more Delinquent, in foreclosure and 90 days or more Delinquent or converted to REO Property on the related Determination Date over four times the General Excess Available Amount for such Distribution Date.

         With respect to any Distribution Date on or after the Stepdown Date and on or after the date on which the aggregate amount of Realized Losses on MI Loans exceeds $5,289,733.14 for which the Step Up Test is met, but the MI Insurer Step Up Test is not met, the sum of (i) the greatest of the amount set forth in clause (i)(A) of the preceding paragraph, twice the amount set forth in clause (i)(B) of the preceding paragraph and the amount set forth in clause
(i)(C) of the preceding paragraph and (ii) the greater of the amount set forth in clause (ii)(A) of the preceding paragraph and twice the amount set forth in clause (ii)(B) of the preceding paragraph.

         With respect to any Distribution Date, whether before or after the Stepdown Date, on which the MI Insurer Step Up Test is met the greater of (i) 7.5% of the Cut-off Date Aggregate Principal Balance and (ii) the amount determined as if the MI Insurer Step Up Test were not met.

         Notwithstanding the foregoing, in no event will the Overcollateralization Target Amount be less than 0.50% of the Cut-off Date Aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. For purposes of this definition, Realized Losses on the MI Loans will be deemed to have exceeded $5,289,733.14 only when the MI Insurer has acknowledged by payment of claims or otherwise, that such balance has been exceeded.

         "Overcollateralized Amount": For any Distribution Date, the amount, if any, by which (i) the Pool Balance as of the related Determination Date exceeds
(ii) the aggregate Certificate Principal Balance of the Class A Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate":  As to any Distribution Date and with respect to:

         (i) the Class A Certificates, the lesser of (x) the Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Distribution Date;

         (ii) the Class S Certificates, a rate equal to 5.00% per annum for the Distribution Date in November 2000 through the Distribution Date in October 2001, 4.00% per annum for the Distribution Date in November 2001 through the Distribution Date in October 2002, 3.00% per annum for the Distribution Date in November 2002 through the Distribution Date in October 2003 and 0.00% thereafter; provided, however, for federal income tax purposes and under the REMIC Provisions, (A) the Class S Certificates will not have a Pass-Through Rate, (B) the Monthly Interest Distributable Amount for the Class S Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC for such Distribution Date and (C) the Interest Distributable Amount for the Class S Certificates and any Distribution Date will be deemed to be 100% of the amount distributed on REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC for such Distribution Date;

         (iii) With respect to the Class B-IO Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (D) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B, REMIC 2 Regular Interest LT2-C and REMIC 2 Regular Interest LT2P. For purposes of calculating the Pass-Through Rate for the Class B-IO Certificates, the numerator is equal to the sum of the following components:

         (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-A;

         (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-B minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-B;

         (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-C minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-C; and

         (D) 100% of the interest on REMIC 2 Regular Interest LT2-P.

         "Paying Agent":  Any paying agent appointed pursuant to Section 5.05.

         "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or initial Notional Amount of the related Class. With respect to a Class X, Class BIO or Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals 100%.

         "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of S&P and Fitch and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days and
         (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1 or higher by S&P, rated A2 or higher by Moody's, and F-1+ or higher by Fitch provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of AAAm-G or AAAm, if rated by Moody's, rated Aaa, Aa1 or Aa2, and if rated by Fitch, rated AAA; and

                  (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Certificate Insurer in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Policy": The Certificate Guaranty Insurance Policy (No. 51000-N) with respect to the Class A Certificates and the Class S Certificates and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class A Certificates and the Class S Certificates.

         "Policy Payments Account": The account established pursuant to Section
11.04 hereof.

         "Pool Balance": As of any date of determination, the aggregate principal balance of the Mortgage Loans as of such date.

         "Preference Amount":  As defined in the Policy.

         "Preference Claim":  As defined in Section 11.04(d).

         "Premium Amount": As to any Distribution Date, the product of 1/12 of the Premium Percentage and the Certificate Principal Balance of the Class A Certificates before giving effect to distributions to be made on such Distribution Date.

         "Premium Percentage": As defined in the letter agreement among the Sponsor, the Depositor and the Certificate Insurer.

         "Prepayment Assumption":  As defined in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

         "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                  (i) the Mortgage Loan identifying number;

                  (ii) a code indicating the type of Prepayment Charge;

                  (iii) the state of origination of the related Mortgage Loan;

                  (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                  (v) the term of the related Prepayment Charge; and

                  (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

         The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement.

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the day after the Determination Date in the preceding month and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-Off Date) and ending on the Determination Date of the calendar month in which such Distribution Date occurs.

         "Principal Balance": As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period, and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to
Section 10.01, that portion of the Termination Price, in respect of principal.

         "Projected Principal Balance": The amount set forth on Exhibit P hereto.

         "Prospectus Supplement": That certain Prospectus Supplement dated October 27, 2000 relating to the public offering of the Class A Certificates.

         "Purchase Closing Date":  July 31, 2000.

         "Purchase Information": The information conveyed by the Originator to the Sponsor in connection with the transfer of Mortgage Loans under the Originator Mortgage Loan Purchase Agreement.

         "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase, (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

         "Qualified Insurer":  Any insurance company acceptable to Fannie Mae.

         "Rating Agency or Rating Agencies": S&P, Moody's and Fitch or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and acceptable to the Certificate Insurer, notice of which designation shall be given to the Trustee and Master Servicer.

         "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

         "Receipt":  As defined in the Policy.

         "Record Date": With respect to a (i) the Class P Certificates, the Class S Certificates, the Class X Certificates, the Class BIO Certificates and the Class R Certificates, the last day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; PROVIDED, HOWEVER, that following the date on which Definitive Certificates for a Class A Certificate are available pursuant to Section 5.02, the Record Date shall be the last day of the calendar month preceding the month in which the related Distribution Date occurs.

         "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Sponsor or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

         "Regular Certificate": Any of the Class A Certificates, Class S Certificates, Class BIO Certificates or Class P Certificates.

         "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Account, the Cap Agreements or the Net WAC Rate Carryover Reserve Account.

         "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1A, REMIC 1 Regular Interest LT1B and REMIC 1 Regular Interest LT1-P.

         "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LT2-A minus the Marker Rate, divided by (b) 12.

         "REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest

LT2-B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2-B and REMIC 2 Regular Interest LT2-C.

         "REMIC 2 Regular Interests": REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B, REMIC 2 Regular Interest LT2-C, REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB, REMIC 2 Regular Interest LT2-SC and REMIC 2 Regular Interest LT2-P.

         "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates, as holders of the Regular Interests in REMIC 3, and the Class R Certificateholders, as holders of the Class R-3 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.04.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

         "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage

Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

         "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

         "Reserve Account": The reserve account established and maintained pursuant to Section 3.28.

         "Reserve Account Addition": With respect to the Cap Agreements and each Distribution Date, the amount equal to the product of (a) the rate equal to the excess of (x) LIBOR over (y) the Strike Price, (b) the Cap Agreements Notional Balance and (c) a fraction equal to the actual number of days in the related accrual period divided by 360. The Reserve Account Addition will be taken from payments made by Deutsche Bank under the Cap Agreements pursuant to Section 3.28.

         "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

         "Residual Certificate":  The Class R Certificates.

         "Residual Interest": The sole Class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and, if such division shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized rating organization," as set forth on the most current list of such organizations released by the Securities and Exchange Commission and approved by the Certificate Insurer.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.14(a), 3.16, and 3.23.

         "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate":  0.50% per annum.

         "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": Shall mean the standards set forth in Section
3.01.

         "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

         "Sponsor": UBS Principal Finance LLC, a Delaware limited liability company, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

         "Startup Day":  As defined in Section 9.01(b) hereof.

         "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a

Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date (or Subsequent Cut-off Date, as applicable), as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date (or Subsequent Cut-off Date, as applicable), to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination,
(ii) all Principal Prepayments received after the Cut-off Date (or Subsequent Cut-off Date, as applicable), to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

         "Stepdown Date":  The Distribution Date in May 2003.

         "Step Up Cumulative Loss Test": The Step Up Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 1st through the 12th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.7%; (ii) for the 13th through the 24th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 2.5%; (iii) for the 25th through the 36th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 3.5%;
(iv) for the 37th through the 48th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 4.8%; (v) for the 49th through 60th Distribution Date, if the Cumulative Loss Percentage for any Distribution Date is more than 5.5% and for the 61st Distribution Date and any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is more than 6.0%.

         "Step Up Rolling Loss Test": The Step Up Rolling Loss Test will be met with respect to a Distribution Date if the aggregate Realized Losses during the twelve calendar months preceding such Distribution Date (or such fewer number of calendar months which have occurred since the Cut-off Date) exceed (i) for the 1st though 12th Distribution Dates, 0.75% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, (ii) for the 13th though 24th Distribution Dates, 1.3% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, (iii) for the 25th though 36th Distribution Dates, 3.25% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, (iv) for the 37th though 48th Distribution Dates, 4.5% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, (v) for the 49th though 60th Distribution Dates, 5.5% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, (vi) for the 61st though 72nd Distribution Dates, 6.25% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, (vii) for the 73rd though 84th Distribution Dates, 6% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, (viii) for the 85th though 96th Distribution Dates, 5% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period, and (ix) for the 97th though 108th Distribution Dates, 4% of the aggregate Principal Balance of the Mortgage Loans at the beginning of such twelve month period.

         "Step Up Test": A test which is satisfied if (i) the Step Up Cumulative Loss Test is met, or (ii) the Step Up Rolling Loss Test is met.

         "Strike Price": Will equal: (i) 7.145% per annum for the first through twenty-second Distribution Dates; and (ii) 0.00% per annum thereafter.

         "Sub-Servicer": Any Person with which either Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

         "Sub-Servicing Agreement": The written contract between either Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

         "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each of REMIC 1 and REMIC 2, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Termination Price":  As defined in Section 10.01(a) hereof.

         "Trust": Option One Mortgage Loan Trust 2000-5, the trust created hereunder.

         "Trust Fund": REMIC 1, REMIC 2, REMIC 3, the Reserve Account, the Net WAC Rate Carryover Reserve Account and the Cap Agreements.

         "Trustee": Wells Fargo Bank Minnesota, N.A., a national banking association, or any successor trustee appointed as herein provided.

         "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO properties as of the first day of the calendar month prior to the month of such Distribution Date (or in the case of the Initial Distribution Date, as of the Cut-off Date).

         "Trustee Fee Rate":  0.01% per annum.

         "Uncertificated Accrued Interest": With respect to each Uncertificated REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such Uncertificated REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by the amount of all shortfalls in respect of interest deemed allocated to the related Uncertificated REMIC Regular Interest pursuant to Section 1.03 or
Section 4.07.

         "Uncertificated Notional Amount":

         (a) With respect to REMIC 2 Regular Interest LT2-SA and any date of determination, the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B for such Distribution Date;

         (b) With respect to REMIC 2 Regular Interest LT2-SB and any date of determination, the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B, respectively, for such Distribution Date; and

         (c) With respect to REMIC 2 Regular Interest LT2-SC and any date of determination, the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B, respectively, for such Distribution Date.

         "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate and the Uncertificated REMIC 2 Pass-Through Rate.

         "Uncertificated Principal Balance": With respect to each Uncertificated REMIC Regular Interest (other than REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC) the amount of such Uncertificated REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest (other than REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest shall be reduced by all distributions of principal made on such Uncertificated REMIC Regular Interest on such Distribution Date pursuant to Section 4.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.07, and the Uncertificated Principal Balance of REMIC 2 Regular Interest LT2-C shall be increased by interest deferrals as provided in Section 4.06. The Uncertificated Principal Balance of each Uncertificated REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero. REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC, will not have Uncertificated Principal Balances.

         "Uncertificated REMIC Regular Interests": The REMIC 1 Regular Interests and the REMIC 2 Regular Interests.

         "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest LT1-A, REMIC 1 Regular Interest LT1-B and REMIC 1 Regular Interest LT1-P and each Distribution Date, the Net WAC Rate for such Distribution Date.

         "Uncertificated REMIC 2 Pass-Through Rate":

         (a) With respect to REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B, REMIC 2 Regular Interest LT2-C and REMIC 2 Regular Interest LT2-P and each Distribution Date, a per annum rate equal to the weighted average of (x) the Uncertificated REMIC Pass-Through Rate with respect to REMIC 1 Regular Interest LT1-A and REMIC 1 Regular Interest LT1-P for such Distribution Date and (y) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest LT1-B for such Distribution Date over (ii) 5.00% per annum (in the case of the Distribution Date in November 2000 through the Distribution Date in October 2001), 4.00% per annum (in the case of the Distribution Date in November 2001 through the Distribution Date in October
2002), 3.00% per annum (in the case of the Distribution Date in November 2002 through the Distribution Date in October 2003) or 0.00% per annum (in the case of any Distribution Date thereafter), weighted on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-A and REMIC 1 Regular Interest LT1-P and REMIC 1 Regular Interest LT1-B, respectively, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period as of such date;

         (b) With respect to REMIC 2 Regular Interest LT2-SA and any Distribution Date from the Distribution Date in November 2000 through the Distribution Date in October 2003, 3.00% per annum; with respect to REMIC 2 Regular Interest LT2-SA and any Distribution Date thereafter, 0.00% per annum;

         (c) With respect to REMIC 2 Regular Interest LT2-SB and any Distribution Date from the Distribution Date in November 2000 through the Distribution Date in October 2002, 1.00% per annum; with respect to REMIC 2 Regular Interest LT2-SB and any Distribution Date thereafter, 0.00% per annum; and

         (d) With respect to REMIC 2 Regular Interest LT2-SC and any Distribution Date from the Distribution Date in November 2000 through the Distribution Date in October 2001, 1.00% per annum; with respect to REMIC 2 Regular Interest LT2-SC and any Distribution Date thereafter, 0.00% per annum.

         "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

         "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates, the Class S Certificates and the Components and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class or such Component for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class or such Component for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class or such Component in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class or such Component on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class or such Component for the related Accrual Period.

         "Value": With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

         (i) the lesser of (a) the value thereof as determined by an appraisal made for the Originator at the time or origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and
(b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than 10% lower than the value thereof, in the case of a Mortgaged Loan with a Loan-to-Value Ratio less than or equal to 80%, or more than 5% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than 80%, as determined by the appraisal referred to in clause (i)(a) above; and

         (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; PROVIDED, HOWEVER, that :

                  (A) in the case of a refinanced Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property), such value of the Mortgaged Property is based solely upon the lesser of (i) the value determined by an appraisal made for the Originator of such refinanced Mortgaged Loan at the time of origination of such refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (ii) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than 10% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80%, or more than 5% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than 80%, as determined by the appraisal referred to in clause (ii)(A)(i) above, and

                  (B) in the case of a Mortgage Loan originated in connection with a "lease option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the Originator at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the Originator at the time of the origination if the "lease option purchase price" was set 12 months or more prior to origination.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A and Class R Certificates shall have 96% of the Voting Rights, the Class S Certificates shall have 1% of the Voting Rights, the Class BIO Certificates shall have 1% of the Voting Rights, the Class X Certificates shall have 1% of the Voting Rights and the Class P Certificates shall have 1% of the Voting Rights. Except as otherwise expressly provided for herein, on any date on which no Insurer Default exists and is continuing and the Class A Certificates or Class S Certificates are outstanding or any amounts are owed the Certificate Insurer under the Insurance Agreement, all of the Voting Rights allocated to the Class A Certificateholders and Class S Certificateholders shall be vested in the Certificate Insurer. However, if an Insurer Default exists and is continuing and no amounts are owed to the Certificate Insurer under the Insurance Agreement, the Voting Rights allocated among Holders of the Class A Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Balance of all of the Class A Certificates then outstanding and the denominator of which is the aggregate unpaid principal balance of the Mortgage Loans. The Voting Rights allocated to the Residual Certificates shall be 96% minus that portion of the Voting Rights allocated to the Class A Certificates calculated in accordance with the formula set forth in the preceding sentence. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

         Section 1.02    Accounting.
                         ----------

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

         Section 1.03      Allocation of Certain Interest Shortfalls.
                           -----------------------------------------

         (a) For purposes of calculating the amount of the Monthly Interest Distributable Amount and the amount of the Interest Distributable Amount for each Class of the Class A Certificates, the Class S Certificates and the Class B-IO Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class B-IO Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Class S Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class B-IO Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         (b) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to REMIC 1 Regular Interest LT1-A and then to REMIC 1 Regular Interest LT1-B, in each case to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such Uncertificated REMIC 1 Interest, except that, to the extent Prepayment Interest Shortfalls are allocated to the Class S Certificates, such Prepayment Interest Shortfalls shall be allocated to the REMIC 1 Regular Interest LT1-B.

         (c) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest LT2-A and REMIC 2 Regular Interest LT2-C up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B and REMIC 2 Regular Interest LT2-C PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01      Conveyance of Mortgage Loans, MI Policy and Cap
                           Agreements.
                           -----------------------------------------------

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans (including the MI Policy); (iv) its interest in the Cap Agreements, (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement; (vi) all other assets included or to be included in the Trust Fund; and (vii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Cut-off Date with respect to the Mortgage Loans.

         In connection with such transfer and assignment, the Sponsor, on behalf of the Depositor, does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (with respect to each Mortgage Loan, a "Mortgage File") :

         (a) the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee, without recourse", or with respect to any Mortgage Note for which the Originator or its Affiliate delivered a Lost Note Affidavit to the Sponsor (which under the original Originator Mortgage Loan Purchase Agreement was less than 1% of the Principal Balance of the Mortgage Loans sold to the Sponsor by the Originator), an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note;

         (b) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

         (c) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or
(B) to "Wells Fargo Bank Minnesota, N.A., as Trustee, without recourse";

         (d) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

         (e) the original or a certified copy of lender's title insurance policy; and

         (f) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

         The Sponsor shall, or shall cause the Master Servicer to, promptly (and in no event later than 60 Business Days following the Closing Date submit or cause to be submitted for recording, at the Originator's expense and at no expense to the Trust Fund, the Trustee or the Certificate Insurer, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(c) and (d) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

         If any of the documents referred to in Section 2.01(b), (c) or (d) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to
Section 2.01(e) above, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Master Servicer shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof (subject to the last paragraph of this Section 2.01) any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Sponsor shall have 90 days to cure, or to cause the Originator under the Originator Mortgage Loan Purchase Agreement to cure, such defect or deliver such missing document to the Trustee or the Custodian. If the Sponsor does not cure, or to cause the Originator under the Originator Mortgage Loan Purchase Agreement to cure, such defect or deliver such missing document within such time period, the Sponsor shall repurchase, or shall cause the Originator under the Originator Mortgage Loan Purchase Agreement to repurchase, such Mortgage Loan in accordance with Section 2.03. The Sponsor shall, or shall cause the Master Servicer to, cause the Assignments of Mortgage which were delivered in blank and cause to be completed and shall cause all Assignments referred to in Section 2.01(c) hereof and, to the extent necessary, in Section 2.01(d) hereof to be recorded; PROVIDED, HOWEVER, the Sponsor need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Originator to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; PROVIDED, HOWEVER, notwithstanding the delivery of any Opinion of Counsel, each Assignment of Mortgage shall be submitted for recording by the Sponsor, or by the Master Servicer as directed by the Sponsor, in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights or the Certificate Insurer, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Originator, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof and (v) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Notwithstanding the foregoing, if the Sponsor fails to pay the cost of recording the Assignments of Mortgage, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. The Sponsor shall be required to cause the Master Servicer to deliver such assignments for recording within 30 days of the Closing Date. The Sponsor shall cause the Master Servicer to furnish the Trustee, or its designated agent, with a copy of each assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Sponsor shall promptly cause the Master Servicer to have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded. In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Trustee shall cause to be completed such endorsements "Pay to the order of Wells Fargo Bank Minnesota, N.A. as Trustee, without recourse."

         The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

         In addition, (i) on or prior to the Closing Date, the Depositor shall cause the Certificate Insurer to deliver the Policy to the Trustee and (ii) on or prior to November 15, 2000, the Sponsor shall cause the Cap Agreements to be delivered to the Trustee.

         The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; PROVIDED, HOWEVER, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, the Master Servicer shall deliver to the Custodian, within such 270 day period, an Officer's Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

         Section 2.02      Acceptance by Trustee.
                           ---------------------

         The Trustee acknowledges the receipt of the Policy, the MI Policy and the Cap Agreements and, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

         The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing Date, with respect to each Mortgage LOAN (or, with respect to any document delivered after the Startup Day, within 45 days of receipt). The Trustee further agrees, for the benefit of the Certificateholders and the Certificate Insurer, to certify in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (2) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Master Servicer and the Certificate Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Sponsor, the Depositor, the Master Servicer and the Certificate Insurer. In addition, upon the discovery by the Sponsor, the Originator, Depositor or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Originator Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement and the Certificate Insurer.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Cap Agreements and the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Cap Agreements and the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

         Section 2.03 Purchase of Mortgage Loans by the Originator, Sponsor and
                      Depositor.
                      ---------------------------------------------------------

         (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File, or of any breach by the Sponsor of any representation, warranty or covenant of the Sponsor hereunder, or of the breach by the Originator of any representation, warranty or covenant of the Originator under the Originator Mortgage Loan Purchase Agreement, in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Trustee shall promptly notify the Originator, the Certificate Insurer and the Sponsor of such defect, missing document or breach and request that the Sponsor deliver, or cause the Originator, pursuant to the Originator Mortgage Loan Purchase Agreement, to deliver, such missing document or that the Sponsor or Originator, as applicable, cure such defect or breach within 90 days from the date the Sponsor or Originator were notified of such missing document, defect or breach, and if neither the Sponsor nor the Originator delivers such missing document or cures such defect or breach in all material respects during such period, the Trustee shall enforce the Originator's obligation under the Originator Mortgage Loan Purchase Agreement or the Sponsor's obligations hereunder and cause the Sponsor or the Originator, as applicable, to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Sponsor or the Originator, as applicable, shall have commenced to cure such breach within such 90 day period, the Sponsor and Originator shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided hereunder or under the Originator Mortgage Loan Purchase Agreement, as applicable. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Sponsor or the Originator, as appropriate, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Sponsor or the Originator shall furnish to it and as shall be necessary to vest in the Sponsor or the Originator, as appropriate, any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). It is understood and agreed that the obligations of the Sponsor and the Originator to cure or to repurchase any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or a breach that has occurred and is continuing shall constitute the sole remedy against the Sponsor and the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders and the Certificate Insurer.

         (b) Subject to Section 2.03(e), within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.06 with respect to any Mortgage Loan, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer, the Depositor shall (i) cure such breach in all material respects or (ii) repurchase the Mortgage Loan from the Trust at the Purchase Price. The Purchase Price for any repurchased Mortgage Loan shall be delivered to the Master Servicer for deposit in the Collection Account, and, upon receipt thereof, the Master Servicer shall at the Depositor's direction release to the Depositor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment furnished by the Depositor, in each case without recourse, as the Depositor shall furnish to it and as shall be necessary to vest in the Depositor any Mortgage Loan released pursuant hereto.

         (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

         (d) Upon discovery by the Originator, the Master Servicer, the Certificate Insurer, the Sponsor or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Sponsor shall repurchase such affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.

Any such repurchase shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

         Section 2.04      Representations and Warranties of the Sponsor.
                           ---------------------------------------------

         The Sponsor hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificate Insurer and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

         (a) This agreement constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

         (b) Immediately prior to the sale and assignment by the Sponsor to the Depositor of each Mortgage Loan, the Sponsor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Originator) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

         (c) As of the Closing Date, the Sponsor has transferred all right, title interest in the Mortgage Loans to the Depositor;

         (d) The Mortgage Loan Schedule (and the Prepayment Charge Schedule) is true and correct in all material respects as of the Closing Date;

         (e) Each Mortgage Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; and

         (f) As of the Closing Date, each of the "Originator Representations and Warranties Relating to the Mortgage Loans" listed in Section 2.09 hereof shall be true and correct, and shall be deemed made by the Sponsor as of the Closing Date, with respect to all of the Mortgage Loans (notwithstanding any limitation in Section 2.09) treating each reference therein to the "Purchase Closing Date" as reading "Closing Date" and each reference to "Purchase Information" as reading "Mortgage Loan Schedule" or Prepayment Charge Schedule, as applicable; provided, that as to Section 2.09(iv), 1.59% of the Mortgage Loans, by aggregate Cut-Off Date Principal Balance were 30 days or more but less than 60 days delinquent, and 0.48% of the Mortgage Loans were 60 days or more but less than 90 days delinquent.

         The parties hereto and the Certificate Insurer acknowledge that, (i) in the event of a breach both by the Originator under Section 2.09 hereof and by the Sponsor under this Section 2.04(f), the sole remedies hereunder shall lie against the Originator, with the result that the Sponsor shall only be liable on account of such representations to the extent of changed circumstances after the Purchase Closing Date, and (ii) in the event of a breach by the Sponsor under this Section 2.04(f) which is not a breach by the Originator under Section
2.09 hereof, the sole remedies hereunder shall lie against the Sponsor. With respect to each of the representations and warranties contained in Section 2.04(f), including representations and warranties made "to the Sponsor's knowledge" or "to the best of Sponsor's knowledge", or with respect to which Sponsor is stated to "have no knowledge" (or that is otherwise qualified by words to like effect) other than that portion of the representation and warranty set forth in Subsection 2.09(xxxiv) that is made to the best of Sponsor's knowledge as to the accuracy of any such representation or warranty at the time it was made, if it is discovered that the substance of any such representation or warranty is inaccurate in any material respect, then the Sponsor shall take the action described in Section 2.10.

         Section 2.05 Representations, Warranties and Covenants of the Master Servicer.
                           ------------------------------------------------

         The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificate Insurer and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

         (a) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

         (b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the material breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

         (c) The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

         (d) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid, legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

         (e) [Reserved];

         (f) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (g) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Master Servicer that might prohibit or materially and adversely affect the performance by such Master Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B)may result in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or (C) may result in any material liability on the part of the Master Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

         (h) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

         (i) [RESERVED]

         (j) [RESERVED]; and

         (k) The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificate Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Originator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders or the Certificate Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Originator, the Certificate Insurer and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer set forth in Sections 2.05(k) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: if any of the covenants made by the Master Servicer in
Section 2.05(k) above is breached, the Master Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall be the sole remedy for a breach of Section 2.05(k). The Trustee will pay wuch amounts to the holders of the Class P Certificates on each Distribution Date. Prepayment Charges paid by the Master Servicer shall not be deemed property of any REMIC created hereunder.


         Section 2.06      Representations and Warranties of the Depositor.
                           -----------------------------------------------

         The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and the Certificate Insurer as follows:

         (a) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

         (b) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Sponsor) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

         (c) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

         (d) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

         (e) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

         (f) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

         (g) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

         (h) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

         (i) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

         Section 2.07      Issuance of Certificates.
                           ------------------------

         The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections
2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

         Section 2.08 Conveyance of Uncertificated REMIC 1 Regular Interests; Acceptance of REMIC 2 by the Trustee.
                           -----------------------------------------------

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Uncertificated REMIC 1 Regular Interests and Uncertificated REMIC Regular Interests for the benefit of the Certificateholders and the Certificate Insurer. The Trustee acknowledges receipt of the Uncertificated REMIC 1 Regular Interests and Uncertificated REMIC 2 Regular Interests (all of which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

         Section 2.09 ORIGINATOR REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS. The Originator hereby represents and warrants with respect to the Mortgage Loans conveyed by it to the Sponsor pursuant to the Originator Mortgage Loan Purchase Agreement to the Depositor, Trustee and Sponsor that as of the Purchase Closing Date or as of such date specifically provided in this
Section 2.09:

         (i) The Originator or an affiliate of the Originator, at the time of the transfer of each Mortgage Loan to the Sponsor, had good title to and was the sole owner and holder of the Mortgage Loan. Immediately prior to the transfer and assignment to the Sponsor, the Note and the Mortgage Loan were not subject to an assignment or pledge, and the Originator had full right and authority to sell and assign the Mortgage Loan.

         (ii) The Originator or an affiliate of the Originator transferred each Mortgage Loan to the Sponsor free and clear of any and all liens, pledges, charges or security interests of any nature encumbering each Mortgage Loan.

         (iii) The Purchase Information was true and correct in all material respects; provided that, if such information was transmitted both electronically and in hard copy, this representation applied only to the electronically transmitted version of such information, as amended after transmittal, if applicable, in writing by the Originator with the written consent of the Sponsor.

         (iv) Except as otherwise indicated on the Purchase Information, all Monthly Payments due on such Mortgage LOAN prior to the related Cut-off Date (as defined in the Originator Mortgage Loan Purchase Agreement) immediately preceding the Purchase Closing Date had been made. Neither the Originator nor any of its successors in interest, nor, to the Originator's knowledge with respect to any Mortgage Loan purchased by the Originator, any of its predecessors in interest, has advanced funds, or induced, solicited or knowingly received any advance of funds from a Person other than the Mortgagor thereunder, directly or indirectly, for the payment of any amount required to be paid in respect of such Mortgage Loan. As of the Purchase Closing Date, no payment due under such Mortgage Loan was delinquent for 30 or more days. No payment under such Mortgage Loan had been 30 days delinquent more than once during the twelve months immediately preceding the Purchase Closing Date, and, as of the Purchase Closing Date, no payment under such Mortgage Loan had ever been 60 or more days delinquent. The first Monthly Payment due on such Mortgage Loan was be made before the expiration of the applicable grace period (except that the representation and warranty set forth in this sentence shall not be breached in it fails to be true with respect to Mortgage Loans sold on the Purchase Closing Date having the aggregate Stated Principal Balances of which do not exceed one percent (1%) of the aggregate Principal Balances of all Mortgage Loans sold on the Purchase Closing Date).

         (v) At the origination of such Mortgage Loan, all outstanding taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents previously due and owing with respect to the related Mortgaged Property had been paid, or an escrow of funds had been established in an amount sufficient to pay for every such item that remained unpaid and that had been assessed but was not yet due and payable. As of the Purchase Closing Date, to the Originator's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing with respect to such Mortgaged Property had been paid, or an escrow of funds had been established in an amount sufficient to pay for every such item that remained unpaid and that had been assessed but was not yet due and payable.

         (vi) The related Mortgage and Mortgage Note, and any other Mortgage Loan Document ("OTHER MORTGAGE LOAN DOCUMENTS") contained the entire agreement of the parties and all obligations of the Originator under the related Mortgage Loan. No terms of the related Mortgage Note, Mortgage or Other Mortgage Loan Document, if any, had been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, that had been delivered to the Custodian pursuant to the Originator Mortgage Loan Purchase Agreement. The substance of any such waiver, alteration or modification had been approved by the title insurer, to the extent required by the related policy, and had been disclosed to the Sponsor in writing. No Mortgagor had been released, in whole or in part, except in connection with an assumption or partial release agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement had been delivered to the Custodian pursuant to the Originator Mortgage Loan Purchase Agreement and the terms of which had been disclosed to the Sponsor in writing.

         (vii) None of the related Mortgage Note, Mortgage or any Other Mortgage Loan Document was subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor did the operation of any of the terms of such Mortgage Note, Mortgage or Other Mortgage Loan Document, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense had been asserted with respect thereto.

         (viii) All improvements on the related Mortgaged Property were insured by a generally acceptable insurer against loss by fire and hazards of extended coverage, pursuant to insurance policies conforming to the requirements of the Servicing Agreement, dated as of May 1, 2000, between the Master Servicer and the Sponsor, including that the coverage thereunder be for not less than the lesser of (a) the outstanding principal balance of such Mortgage Loan and (b) the lesser of the maximum insurable value of such Mortgaged Property and the minimum amount required to compensate for damage or loss to such improvements. All such insurance policies contained a standard mortgagee clause naming the Originator, its successors and assigns as mortgagee and all premiums thereon were paid. If the Mortgaged Property securing such Mortgage Loan is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration was in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (a) the original outstanding principal balance of such Mortgage Loan, (b) the minimum amount required to compensate for damage or loss on a replacement cost basis or
(c) the maximum amount of
insurance that is available with respect to such Mortgaged Property under the Flood Disaster Protection Act of 1973. The related Mortgage obligated the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorized the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Such Mortgage Loan did not provide for primary mortgage insurance.

         (ix) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the origination and servicing of such Mortgage Loan had been complied with, and consummation of the transactions contemplated by the Originator Mortgage Loan Purchase Agreement with respect to such Mortgage Loan did not involve the violation of any such laws.

         (x) The related Mortgage had not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the related Mortgaged Property had not been released from the lien of such Mortgage, in whole or in part, nor had any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. The related Mortgage Note had not been secured by any Lien except for the Lien of such Mortgage on the Mortgaged Property and the Lien of any Other Mortgage Loan Document.

         (xi) The Mortgage securing such Mortgage Loan was a valid, existing and enforceable first Lien on and in the Mortgaged Property, including all improvements thereon, subject only to (a) the lien of current real property taxes and assessments not yet then due, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, all such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the lender's policy of title insurance delivered to the Originator or other originator of such Mortgage Loan, and specifically reflected in the appraisal made in connection with the origination of such Mortgage Loan and (c) other matters to which like properties are commonly subject which did not materially interfere with the benefits of the security intended to be provided by such Mortgage. Any Other Mortgage Loan Document established and created a valid, existing and enforceable first lien and first priority security interest on the property described therein, and the Originator had full right to sell its interest in such Other Mortgage Loan Document to the Sponsor. The Lien of Other Mortgage Loan Documents affected only property incidental to the related Mortgaged Property, and there was no pledged account or other material security securing the related Mortgagor's obligations other than the Mortgaged Property. The related Mortgaged Property was not, as of the date of origination of such Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the related Mortgage.

         (xii) The Mortgage Note, the related Mortgage and each Other Mortgage Loan Document were genuine, and each was the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms.

         (xiii) All parties to the related Mortgage Note, Mortgage or any Other Mortgage Loan Document had legal capacity to enter into the Mortgage Loan and to execute and deliver such Mortgage Note, Mortgage or Other Mortgage Loan Document, as applicable, and each of such Mortgage Note, Mortgage and Other Mortgage Loan Document had been duly and properly executed by such parties.

         (xiv) The proceeds of such Mortgage Loan had been fully disbursed to or for the account of the related Mortgagor and there was no obligation on the part of the mortgagee thereunder to advance additional funds thereunder. Any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor had been complied with. All costs, fees and expenses incurred in making or closing such Mortgage Loan and the recording or filing of the Mortgage and any Other Mortgage Loan Document had been paid, and such Mortgagor was not entitled to any refund of any amounts paid or due to the mortgagee pursuant to such Mortgage Note, Mortgage or Other Mortgage Loan Document. Any principal advances made to such Mortgagor prior to the Purchase Closing Date had been consolidated with the outstanding principal amount secured by such Mortgage and Other Mortgage Loan Documents, and the secured principal amount, as consolidated, bore a single interest rate and single repayment term. The Lien of such Mortgage securing the consolidated principal amount was expressly insured as having first lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount did not exceed the original principal amount of such Mortgage Loan.

         (xv) The related Mortgage was recorded, and all subsequent assignments of such Mortgage had been recorded in the appropriate jurisdictions wherein such recordation was necessary to vest the Lien thereof in the Originator or an affiliate of the Originator. The Originator or an affiliate of the Originator had good title to, and was the sole legal and beneficial owner of, such Mortgage Loan free and clear of any Lien and had full right and authority, subject to no interest or participation of, or agreement with, any other Person to sell and assign the same.

         (xvi) To the Originator's knowledge, all Persons that have had any interest in such Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, during the period in which they held and disposed of such interest, were in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state in which the related Mortgaged Property was located.

         (xvii) Such Mortgage Loan was covered by either (a) an attorney's opinion of title and abstract of title the form of which was acceptable to Fannie Mae, or (b) an ALTA lender's title insurance policy or (c) a CLTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction in which the related Mortgaged Property is located, in each case (x) insuring (subject to the exceptions described in clauses (a), (b) and (c) of paragraph
(ix) above) the Originator or an affiliate of the Originator and its successors and assigns as to the first lien priority of the related Mortgage in the original principal amount of such Mortgage Loan, and (y) bearing, to the extent applicable, a condominium endorsement, extended coverage endorsement and an adjustable rate mortgage endorsement insuring against any loss by reason of the invalidity or unenforceability of the Lien thereof resulting from the provisions of such Mortgage providing for variations in the Monthly Payment and Mortgage Interest Rate in respect thereof. Such lender's title insurance policy further affirmatively insures ingress and egress to and from such

Mortgaged Property, and against encroachments by or upon such Mortgaged Property or any interest therein. No claims had been made under such lender's title insurance policy, and no current or prior holder of the related Mortgage, including the Originator and its affiliates, had done, by act or omission, anything that would impair the coverage of such lender's title insurance policy. The servicer on behalf of Originator or an affiliate of the Originator was the sole insured of such lender's title insurance policy, and such lender's title insurance policy was in full force and effect as of the Purchase Closing Date. The transfer of such Mortgage Loan to the Sponsor did not affect the validity or enforceability of such policy.

         (xviii) Except with respect to the permitted delinquencies on certain Mortgage Loans as described in paragraph (iv) above and on the Purchase Information, there was no (a) material default, breach, violation or event of acceleration existing under such Mortgage Loan, or (b) event that, with the giving of notice or the lapse of time, or both, constituted a material default, breach, violation or event of acceleration with respect to such Mortgage Loan, and neither the Originator nor any of its successors in interest prior to the Purchase Closing Date had waived any such default, breach, violation or event of acceleration.

         (xix) There were no mechanics' or similar Liens or claims that had been filed for work, labor or material (and, to the Originator's knowledge) no rights were outstanding that under law could give rise to any such Lien affecting the related Mortgaged Property that were or may have been Liens prior to, or equal or of parity with, the Lien of the related Mortgage.

         (xx) All improvements that were considered in determining the appraised value of the related Mortgaged Property indicated in the Purchase Information lay wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties to which value was assigned encroach upon such Mortgaged Property.

         (xxi) Such Mortgage Loan was originated in material accordance with the Originator's underwriting standards in effect as of its origination date. Such Mortgage Loan was originated (as the term was used for the purposes of the Secondary Mortgage Market Enhancement Act) by the Originator, or purchased by the Originator.

         (xxii) Principal payments on such Mortgage Loan commenced no more than two (2) months after the proceeds of such Mortgage Loan were disbursed. On each Adjustment Date under such Mortgage Loan, the Mortgage Interest Rate will be adjusted to equal the Index plus the Gross Margin, rounded to the nearest (or next highest, as applicable) 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Interest Rate and the Minimum Mortgage Interest Rate, all of the above information as set forth in the Purchase Information. The related Mortgage Note was payable on the day of each month indicated in the Purchase Information with respect to such Mortgage Loan in self-amortizing monthly installments of principal and interest, with interest payable in arrears, and requires a Monthly Payment that is sufficient to fully amortize the Stated Principal Balance of such Mortgage Loan over its remaining term and to pay interest at the applicable Mortgage Interest Rate, as provided in the Purchase Information. Each Mortgage Note provides that the Monthly Payments will be changed on each Adjustment Date indicated on the Purchase Information to an amount that will amortize the Stated Principal Balance, as provided in the Purchase Information of such Mortgage Loan over its remaining term at the Mortgage Interest Rate, as provided in the Purchase Information established on such Adjustment

Date. The related Mortgage Note did not permit negative amortization. No Mortgage Loan permitted the related Mortgagor to convert such Mortgage Loan to a fixed-rate Mortgage Loan.

         (xxiii) The origination, collection and servicing practices used by the Originator and/or the Master Servicer with respect to the related Mortgage Note, Mortgage and Other Mortgage Loan Documents had been in all respects legal, proper and customary in the subprime mortgage origination and servicing industry. Such Mortgage Loan had been serviced by the Master Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note. With respect to escrow deposits and escrow payments, if any, all such payments were in the possession of, or under the control of, the Originator or an affiliate of Originator and there existed no deficiencies in connection therewith for which customary arrangements for repayment thereof had not been made. No escrow deposits or escrow payments or other charges or payments due the Originator or an affiliate of Originator or any predecessor owner of such Mortgage Loan had been capitalized under the related Mortgage Note or Mortgage.

         (xxiv) To the Originator's knowledge, the related Mortgaged Property was free of damage and waste such as would materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan; and there was no proceeding pending for the total or partial condemnation of such Mortgaged Property,

         (xxv) The related Mortgage Note and Mortgage contained customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against such Mortgaged Property of the benefits of the security provided thereby, including, (a) if such Mortgage is designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. Since the date of origination of such Mortgage Loan, such Mortgaged Property had not been subject to any bankruptcy proceeding or foreclosure proceeding and the related Mortgagor had not filed for protection under applicable bankruptcy laws. There was no homestead or other exemption available to such Mortgagor that would interfere with the right to sell such Mortgaged Property at a trustee's sale or the right to foreclose such Mortgage. Such Mortgagor had not notified the Originator or any of its successors in interest of any relief requested or allowed to such Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940.

         (xxvi) The Mortgage File with respect to such Mortgage Loan contained an appraisal of the related Mortgaged Property made and signed, prior to the approval of the application for such Mortgage Loan, by a qualified appraiser (a) who, at the time of such appraisal, met the minimum qualifications of Fannie Mae or Freddie Mac and the requirements of the Originator's appraisal policy and (b) to the Originator's knowledge, who satisfied (and which appraisal was conducted in accordance with) all of the applicable requirements of the Uniform Standards of Professional Appraisal Practice in effect at the time of such appraisal and procedures. Such appraiser had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, and such appraiser's compensation was not affected by the approval or disapproval of such Mortgage Loan.

         (xxvii) If the related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor to the trustee under such deed of trust, except in connection with a trustee's sale thereunder after default by the Mortgagor.

         (xxviii) Such Mortgage Loan contained no (a) provisions pursuant to which any Monthly Payment due thereunder was (i) paid or partially paid with funds deposited in any separate account established by the Originator or any of its successors in interest, the related Mortgagor, or anyone on behalf of such Mortgagor, or (ii) paid by any source other than such Mortgagor, or (b) any other provision, of like effect, that may constitute a "buydown" provision. Such Mortgage Loan was not a graduated payment mortgage loan, and did not have a shared appreciation or other contingent interest feature.

         (xxix) The related Mortgagor had executed a statement to the effect that such Mortgagor had received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and such statement was and will remain in the related Mortgage File.

         (xxx) If such Mortgage Loan was a refinanced Mortgage Loan, the related Mortgagor received all disclosure and rescission materials required by applicable law with respect to the making of a Refinanced Mortgage Loan, and evidence of such receipt was in the related Mortgage File.

         (xxxi) Such Mortgage Loan was not made (a) in connection with the construction or rehabilitation of the related Mortgaged Property (except for construction to permanent financing), or (b) to facilitate the trade-in or exchange of the related Mortgaged Property.

         (xxxii) The related Mortgage Note, Mortgage and all Other Mortgage Loan Documents have been delivered to Wells Fargo Bank Minnesota, N.A.

         (xxxiii) The related Mortgaged Property was lawfully occupied under applicable law; and, to the Originator's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of such Mortgaged Property (including any required certificates of occupancy), had been made by or obtained from the appropriate authorities.

         (xxxiv) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan had taken place on the part of the Originator, any of its successors in interest or any of its or its employees or other agents, or, to the best knowledge of the Originator after due inquiry (including review of the relevant Mortgage Loan Documents in accordance with the Underwriting Standards, it being understood and agreed that this portion of this representation and warranty shall be deemed to have been breached if the Originator knew, or should have known, of such fraud), on the part of any third person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of such Mortgage Loan or in the application of or for any insurance in relation to such Mortgage Loan.

         (xxxv) If the Residential Dwelling on the related Mortgaged Property was a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project met Fannie Mae's eligibility requirements.

         (xxxvi) Except as disclosed to the Sponsor in writing, the Originator made no Mortgage Loan on the related Mortgaged Property other than such Mortgage Loan.

         (xxxvii) Such Mortgage Loan was not intentionally selected by the Originator in a manner intended to adversely affect the interest of the Sponsor. The Originator used no selection procedures that identified such Mortgage LOAN as being less desirable or valuable than other comparable mortgage loans originated by the Originator. Such Mortgage Loans, collectively with the other Mortgage Loans included in the Purchase Information, were representative of the Originator's portfolio of adjustable rate mortgage loans. The parties hereto acknowledge that this representation and warranty is made subject to the requirements of being an "Eligible Mortgage Loan," including the requirement of compliance with the "Applicable Mortgage Pool Requirements" and the "Applicable Sublimit Percentage Limitations" (as such terms are defined in the Originator Mortgage Loan Purchase Agreement).

         (xxxviii) The related Mortgaged Property consisted of a parcel of real property of not more than twenty acres, and is improved with a Residential Dwelling. Without limiting the foregoing, such Mortgaged Property was not a log home, earthen home, or underground home. Such Mortgaged Property consisted of either a fee simple estate or a long-term residential lease. If such Mortgage Loan was secured by a long term residential lease: (a) the terms of such lease
(i) expressly permitted (A) the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent (or the lessor's consent has been obtained and such consent was in the Mortgage File relating to such Mortgage Loan) and (B) the acquisition by the holder of the related Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, or (ii) provided the such holder with substantially similar protection; (b) the terms of such lease did not (i) allow the termination thereof upon the lessee's default without the holder of such Mortgage being entitled to receive written notice of, and an opportunity to cure, such default or (ii) prohibit such holder from being insured under the hazard insurance policy relating to such Mortgaged Property; (c) the original term of such lease was not less than 15 years; (d) the term of such lease did not terminate earlier than five years after the maturity date of such Mortgage Loan; and (e) such Mortgaged Property was located in a jurisdiction in which the use of leasehold estates for residential properties is a widely accepted practice.

         (xxxix) The related Mortgage, and, if required by applicable law, the related Mortgage Note, contained a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if such Mortgaged Property is sold or transferred without the prior written consent of the mortgagee under such Mortgage, at the option of the mortgagee.

         (xl) The prepayment penalty, if any, provided for under the terms of such Mortgage Loan was enforceable in accordance with the terms set forth for such Mortgage Loan in the Purchase Information, subject, however, to the effect of applicable bankruptcy, insolvency, moratorium and similar proceedings, to general equitable principles and to limitations that may be imposed in connection with foreclosure on the related Mortgaged Property under applicable state law.

         (xli) There was only one originally executed Mortgage Note not stamped as a duplicate with respect to such Mortgage Loan.

         (xlii) The Purchase Information (except for the fields labeled "payto date" and "next payment date" as to which no representation is made) was true and correct in all material respects as of the Purchase Closing Date.

         (xliii) Each Mortgage Loan was originated or acquired by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD, such that the origination procedures relating to such Mortgage Loan would not prevent the Class A Certificates from being "mortgage related securities" as such term is defined in
Section 3 of the Securities Exchange Act of 1934.

         (xliv) The information set forth in the Purchase Information regarding prepayment charges was complete, true and correct in all material respects on the date or dates when such information was furnished and each Prepayment Charge was permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectibility thereof may be limited due to acceleration in connection with a foreclosure) under applicable state law.

         Section 2.10 Remedies for Breach of Representations and Warranties.
                      -----------------------------------------------------

         (a) It is understood and agreed that the representations and warranties set forth in Subsections 2.04, 2.05, 2.06 and 2.09 and shall survive the Closing Date and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to each of the representations and warranties contained in Section 2.09, including representations and warranties made "to the Originator's knowledge" or "to the best of Originator's knowledge", or with respect to which Originator is stated to "have no knowledge" (or that is otherwise qualified by words to like effect) other than that portion of the representation and warranty set forth in Subsection 2.09(xxxiv) that is made to the best of Originator's knowledge as to the accuracy of any such representation or warranty at the time it was made, if it is discovered that the substance of any such representation or warranty is inaccurate in any material respect, then the Originator shall take the action described in the following paragraphs of this Section 2.10 (if the relevant representation and warranty is set forth in Section 2.09, in respect of the affected Mortgage Loan).

         (b) Upon discovery by either the Originator, the Master Servicer, the Depositor, the Sponsor or the Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Trustee (or which materially and adversely affects the interests of the Trustee in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage
Loan), the party discovering such breach shall give prompt written notice to the others.

         (c) Within 60 days of the earlier of either discovery by or notice to the Originator, the Depositor or the Master Servicer, as the case may be, of any breach of a representation or



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


warranty in Section 2.06 or 2.09 that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Originator or the Depositor, as the case may be, shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Originator or the Depositor, as the case may be, shall repurchase such Mortgage Loan at the Purchase Price. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 2.10 shall occur on a date designated by the Sponsor and shall be accomplished by deposit in accordance with Section 3.10 of this Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of this Pooling and Servicing Agreement.

         If the representation made by the Originator in Section 2.09(xliv) above (or by the Sponsor under 2.04(f) is breached and a Principal Prepayment has occurred in the applicable Prepayment Period, the Originator (or the Sponsor under 2.04(f) must pay to the Trustee the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, net of any amount previously collected by the Master Servicer and paid by the Master Servicer. The Trustee will pay such amounts to the holders of the Class P Certificates on each Distribution Date. Prepayment Charges paid by the Originator (or the Sponsor) shall not be deemed property of any REMIC created hereunder. This shall constitute the sole remedy against the Originator, and the Sponsor under Section 2.04, with respect to a breach of Section 2.09(xliv).

         (d) Within 60 days of the earlier of either discovery by or notice to the Sponsor of any breach of a representation or warranty in Section 2.04 that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, the Sponsor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Sponsor shall repurchase such Mortgage Loan at the Purchase Price. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 2.10 shall occur on a date designated by the Sponsor and shall be accomplished by deposit in accordance with Section 3.10 of this Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with
Section 2.03 of this Pooling and Servicing Agreement.

         (e) At the time of repurchase of any deficient Mortgage Loan, the Sponsor or the Originator, as applicable, shall arrange for the reassignment of the deficient or repurchased Mortgage Loan to the Originator or the Sponsor, as applicable, and the delivery to the Originator or the Sponsor, as applicable, of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Originator or the Sponsor, as applicable, shall, simultaneously with such deposit, give written notice to the Trustee that such deposit has taken place. Upon such repurchase, the related Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.


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


                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

         Section 3.01 Master Servicer to Act as Master Servicer.
                      -----------------------------------------

         The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

         (a) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

         (b) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

         (c) the Master Servicer's obligation to make Advances or Servicing Advances; or

         (d) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds on the related Mortgage Loan taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause either REMIC 1 or REMIC 2 to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         Section 3.02 Sub-Servicing Agreements Between Master Servicer and
                      Sub-Servicers.
                      ----------------------------------------------------

         (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that any Sub-Servicer shall be acceptable to the Certificate Insurer and provided such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating or any shadow rating on any Class of Certificates. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected, in the opinion of the Master Servicer, to be materially adverse to the interests of the Certificateholders without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights; PROVIDED, FURTHER, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Certificate Insurer copies all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Sponsor under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in
Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Sponsor shall be effected by the Master Servicer to the extent it is not the Sponsor, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

         Section 3.03 Successor Sub-Servicers.
                      -----------------------

         The Master Servicer, with the consent of the Certificate Insurer, or the Certificate Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. If the Sub-Servicer breaches the related Sub-Servicing Agreement, then the Certificate Insurer will not unreasonably withhold its consent to the Master Servicer's termination of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer, the Trustee (if the Trustee is acting as Master Servicer) or the Certificate Insurer without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer (or the Trustee, if such party is then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

         Section 3.04 Liability of the Master Servicer.
                      --------------------------------

         Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05 No Contractual Relationship Between Sub-Servicers and the
                      Trustee or Certificateholders.
                       --------------------------------------------------------

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee, Certificateholders or the Certificate Insurer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         Section 3.06 Assumption or Termination of Sub-Servicing Agreements by
                      Trustee.
                      --------------------------------------------------------

         In the event the Master Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee or the Certificate Insurer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Master Servicer's interest therein and to have replaced the departing Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

         The Master Servicer at its expense shall, upon request of Trustee, deliver or cause to be delivered to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

         Section 3.07      Collection of Certain Mortgage Loan Payments.
                           --------------------------------------------

         (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; PROVIDED, HOWEVER, that any extension pursuant to clause
(ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement.

         (b) Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01 and with respect to Mortgage Loans insured by the MI Policy, after prior written consent of the MI Insurer, to the effect that such modification will not result in a loss of coverage under the MI Policy, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal, lessen the lien priority or interest or extend the final maturity date of such Mortgage
Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), PROVIDED, HOWEVER, that in no event shall the Master Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 (including the standard that such forbearance will maximize the timely and complete recovery of principal and interest on the Mortgage Notes) shall be reflected in writing in the Mortgage File and shall be provided to the Certificate Insurer upon request. Notwithstanding anything to the contrary contained herein, in no event shall Master Servicer be responsible for advancing funds in connection with any foregoing action which results in a permanent forgiveness of principal or interest. Upon taking any action described in this Section 3.07(b), Master Servicer shall be immediately entitled to reimbursement for any Advance or Servicing Advance made with respect to payments on such Mortgage Loan to the extent that they have been permanently forgiven from any funds on deposit in the Collection Account.

         Section 3.08 Sub-Servicing Accounts.
                      ----------------------

         In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

         Section 3.09 Collection of Taxes, Assessments and Similar Items;
                      Servicing Accounts.
                      --------------------------------------------------

         The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to the Servicing Account in respect of its obligations under this Section 3.09, and will be obligated to make Servicing Advances, reimbursable from the Servicing Accounts or Collection Account to the extent not collected from the related borrower, anything to the contrary notwithstanding, when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer will, within 10 business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

         Section 3.10 Collection Account and Distribution Account.
                      -------------------------------------------

         (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date, (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date, but allocable to a Due Period subsequent thereto:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

                  (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

                  (iv) any amounts required to be deposited pursuant to Section
3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 10.01;

                  (vii) all Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans; and

                  (viii) any amounts received by it under the MI Policy.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before the Close of Business New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Master Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Master Servicer shall, on or before the Close of Business New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Master Servicer, the Trustee, the Originator or any Sub-Master Servicer pursuant to the terms of this Agreement, including, without limitation, Sections 3.01, 3.09 and 3.11 and shall pay such amounts to the Persons entitled thereto.

         (c) [Reserved]

         (d) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Master Servicer shall give notice to the Trustee and the Certificate Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Depositor and the Certificate Insurer of the location of the Distribution Account when established and prior to any change thereof.

         (e) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; PROVIDED, HOWEVER, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (e). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer, with respect to the following items, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to the following items, shall so deposit, in the Distribution Account:

                  (i) any Advances, as required pursuant to Section 4.04;

                  (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

                  (iv) any Compensating Interest to be deposited pursuant to
Section 3.24 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid by the Master Servicer to the Trustee pursuant to the Agreement, including, but not limited to Section
3.06 and Section 7.02.

         (f) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

         Section 3.11 Withdrawals from the Collection Account and Distribution
                      Account.
                      --------------------------------------------------------

         (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account, and any such withdrawals shall be prior to the rights of the Certificateholders to receive any amount in the Collection Account, for any of the following purposes or as described in Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(e);

                  (ii) subject to Section 3.16(d), to reimburse the Master Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of
Section 4.04; (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer for such unreimbursed Advances; or (c) subject to Section 3.13 and Section 4.04(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

                  (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance

Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

         (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

         (v) to pay to the Originator or the Sponsor, with respect to each Mortgage Loan that has previously been repurchased pursuant to Section 2.03,
2.10 or Section 3.16(c), as the case may be, all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

         (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

         (vii) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

         (viii) to reimburse the Master Servicer for expenses incurred by or reimbursable to the Master Servicer pursuant to Section 3.07(b), 6.03 or 9.01(c);

         (ix) to pay itself any Prepayment Interest Excess; and

         (x) to clear and terminate the Collection Account pursuant to Section 10.01.

         The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officer's Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

         (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions in accordance with Section 4.01;

                  (ii) to pay itself the Trustee Fee pursuant to Section 8.05;

                  (iii) to pay any amounts in respect of taxes pursuant to
Section 9.01(g);

                  (iv) to clear and terminate the Distribution Account pursuant to Section 10.01;

                  (v) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 7.02 and Section 8.05; and

                  (vi) to pay to the Master Servicer, the Master Servicer Portion of any interest or investment income earned on funds deposited in the Distribution Account, and to pay to the Trustee, any remaining interest or investment income earned on funds deposited in the Distribution Account.

         (c) Until such time as the "Notes" issued by the North Street NIM Trust 2000-1 have been paid in full, and in the event that the Trustee, during such time, takes on the defense of the Trust against suit brought by a third party, the Trustee shall not be entitled to receive from the Trust amounts with respect to indemnification for counsel fees and expenses (collectively, "Legal Fees") in connection with any third-party litigation or other claims alleging violations of laws or regulations relating to consumer lending and/or servicing of the Trust (collectively, "Third-Party Claims") in an amount not greater than $150,000 (with amounts in excess of $150,000 for any twelve month period carried-forward to successive twelve month periods, and to the period after which such "Notes" issued by the North Street NIMS Trust 2000-1 have been paid in full).

         Section 3.12 Investment of Funds in the Collection Account and the
                      Distribution Account.
                      -----------------------------------------------------

         (a) The Master Servicer may direct any depository institution maintaining and the Collection Account, at the direction of the Depositor the Trustee shall direct any depository institution maintaining the Initial Deposit Account and at the direction of the Master Servicer, the Trustee shall direct any depository institution maintaining the Distribution Account (each such account, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand,
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer and from the investment of funds deposited in the Distribution Account (to the extent of the Master Servicer Portion) shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.11 or Section 3.23, as applicable, or subject to withdrawal by the Trustee from the Distribution Account with respect to the Master Servicer Portion of income and gain in the Distribution Account. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable (or shall remit to the Trustee for deposit in the Distribution Account with respect to the Master Servicer Portion, if the Trustee has complied with the Master Servicer's investment directions) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

         (c) All income and gain realized from the investment of funds deposited in the Distribution Account (other than with respect to the Master Servicer Portion) shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss (other than the Master Servicer Portion) of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss. In addition, if the Trustee has not complied with the Master Servicer's investment directions, it shall deposit any losses attributable to the Master Servicer Portion in the Distribution Account.

         (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Certificate Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.13 Use of Funds Held for Future Distribution.
                      -----------------------------------------

         The Master Servicer may, pursuant to Section 3.11(a)(ii)(c), reimburse itself for unreimbursed Advances from funds held in the Collection Account for future distributions that were not included in Available Funds for the preceding Distribution Date upon written consent from the Certificate Insurer; PROVIDED, HOWEVER, that the Master Servicer is obligated to redeposit such amounts into the Distribution Account on or before the next Master Servicer Remittance Date. On or before each such reimbursement, the Master Servicer shall give written notice to the

Trustee and the Certificate Insurer of the amount of such reimbursement. The Master Servicer shall cease using funds held in the Collection Account for future distribution for such purpose upon the earliest to occur of: (i) the long-term senior unsecured debt obligations of Block Financial Corporation, fall below a rating of "A" by S&P or Moody's; (ii) a change in ownership of the Master Servicer; or (iii) the Certificate Insurer in its sole discretion withdraws its consent in writing. Notwithstanding the foregoing, the Certificate Insurer may in its sole discretion waive the requirements of clause (i) or clause (ii) above.

         Section 3.14 Maintenance of Hazard Insurance and Errors and Omissions
                      and Fidelity Coverage.
                      --------------------------------------------------------

         (a) The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of the current Principal Balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. Any payments by Master Servicer for hazard insurance shall be deemed Servicing Advances, reimbursable in accordance with Section 3.11, to the extent not collected from the related borrower. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to
Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders and the Certificate Insurer, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).



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


         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, Certificateholders and the Certificate Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements.
                      ---------------------------------------------------------

         The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; PROVIDED, HOWEVER, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.16 Realization Upon Defaulted Mortgage Loans.
                      -----------------------------------------

         (a) The Master Servicer shall use its best efforts, consistent with Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loans other than converting the ownership of the related properties) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.



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


         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Certificateholders or the Certificate Insurer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                  (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.



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


         (c) The Master Servicer may at its option purchase from the Mortgage Pool, any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Certificate Insurer prior to purchase), at a price equal to the Purchase Price; provided, however, that (i) unless the Certificate Insurer otherwise consents in writing, the Master Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first and (ii) after it has purchased 3.00% of the Mortgage Loans or related REO Properties, by aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, pursuant to clause (i) above, the Master Servicer must also obtain the consent of the Certificate Insurer prior to any further purchases, provided that failure of the Certificate Insurer to respond within five Business Days following actual receipt of any such request for consent by the Master Servicer shall be deemed to constitute consent to the additional purchases identified in such request for consent. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Distribution Account, and the Trustee, upon receipt of such deposit, shall release or cause to be released to the Master Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to unpaid Servicing Fees; SECOND, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(ii); THIRD, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and FOURTH, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

         Section 3.17 Trustee to Cooperate; Release of Mortgage Files.
                      -----------------------------------------------

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee two executed copies of a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release and send by overnight mail, at the expense of the Master Servicer, the related Mortgage File to the Master Servicer. The Trustee agrees to indemnify the Master Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential



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damages which will not be paid by the Trustee) incurred by the Master Servicer as a proximate result of the Trustee's breach of its obligations pursuant to this Section 3.17. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account. The Trustee will provide to the Certificate Insurer upon written request an updated listing of any Mortgage Files released pursuant to this Section 3.17(a) no more frequently than four times per year.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Trustee of two copies of a Request for Release in the form of Exhibit E signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee or the Certificate Insurer, the Master Servicer shall provide notice to the Trustee and the Certificate Insurer of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of two copies of a Request for Release from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, one copy of such Request for Release with respect to such Mortgage Loan shall be released by the Trustee to the Master Servicer or its designee.

         (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, and upon the request of the Certificate Insurer the Master Servicer shall deliver or cause to be delivered to the Certificate Insurer copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.



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


Section 3.18      Servicing Compensation.
                  ----------------------

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; PROVIDED, HOWEVER, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

         Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14(b) and permitted by the second paragraph of Section 3.14(a), to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         The Master Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(ix).

         Section 3.19 Reports to the Trustee; Collection Account Statements.
                      -----------------------------------------------------

         Not later than twenty days after each Distribution Date, the Master Servicer shall forward, upon request, to the Trustee, the Certificate Insurer and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.20 Statement as to Compliance.
                      --------------------------

         For so long as it shall act as Master Servicer, the Master Servicer will deliver to the Trustee, the Certificate Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Master Servicer (which, as of the Closing Date, ends on the last day of April), commencing in 2001, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such



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officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.21 Independent Public Accountants' Servicing Report.
                      ------------------------------------------------

         For so long as it shall act as Master Servicer, not later than 90 days following the end of each fiscal year of the Master Servicer, commencing in 2001, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

         Section 3.22 Access to Certain Documentation; Filing of Reports by
                      Trustee.
                      -----------------------------------------------------

         (a) The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Certificate Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

         (b) Within 15 days after each Distribution Date, the Trustee shall file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an


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



exhibit thereto. Prior to January 30, 2001, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2001, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission. The Trustee shall have no responsibility to file any items with the Securities and Exchange Commission other than those specified in this Section.

         Section 3.23 Title, Management and Disposition of REO Property.
                      -------------------------------------------------

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders and the Certificate Insurer. The Master Servicer, on behalf of REMIC 1, shall either sell any REO Property by the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee, the Certificate Insurer and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of REMIC 1, REMIC 2 or REMIC 3to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by any of REMIC 1, REMIC 2 or REMIC 3 of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and



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


operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

         (iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

         Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

                  (A) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Certificate Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                           (1) the terms and conditions of any such contract
shall not be inconsistent herewith;

                           (2) any such contract shall require, or shall be
administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                           (3) none of the provisions of this Section 3.23(c)
relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders and the Certificate Insurer with respect to the operation and management of any such REO Property; and

                           (4) the Master Servicer shall be obligated with
respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; PROVIDED, HOWEVER, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

         (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with
Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

         (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as



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


the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its Servicing Standard.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         Section 3.24 Obligations of the Master Servicer in Respect of
                      Prepayment Interest Shortfalls.
                      ------------------------------------------------

         Not later than the Close of Business on each Master Servicer Remittance Date, the Master Servicer shall remit to the Collection Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee received in the related Due Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

         Section 3.25 Servicing and Administrating of the MI Policy.
                      ---------------------------------------------

         (a) The Master Servicer shall take all such actions on behalf of the Trustee as are necessary to service, maintain and administer the MI Policy and to perform the Trustee's obligations and enforce the Trustee's rights under the MI Policy, which actions shall conform to the standards of an institution prudently administering the MI Policy for its own account. Except as expressly set forth herein, the Master Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the MI Policy. The Master Servicer shall make its best reasonable efforts to file all insured claims under the MI Policy and collect from the MI Insurer all Insurance Proceeds due to the Trustee under the MI Policy. The Master Servicer shall not take, or permit any subservicer to take, any action which would result in non-coverage under the MI Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect the MI Policy for as long as any certificates are outstanding. The Master Servicer shall cooperate with the MI Insurer and shall use its best



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


efforts to furnish all reasonable aid, evidence and information in the possession of the Master Servicer or to which the Master Servicer has access with respect to any Mortgage Loan.

         (b) The Master Servicer shall deposit into the Collection Account pursuant to Section 3.10(a)(viii) hereof all Insurance Proceeds received from the MI Insurer under the terms of the MI Policy. The Trustee shall pay to the MI Insurer pursuant to Section 4.01(a)(i) hereof, the monthly MI Premium due to the MI Insurer in accordance with the terms of the MI Insurance Agreement.

         (c) Notwithstanding the provisions of Subsection 3.25(a) and (b), the Master Servicer shall not take any action in regard to the MI Policy inconsistent with the interests of the Trustee or the Certificateholders or with the rights and interests of the Trustee or the Certificateholders under this Agreement; provided, however, that payments of the monthly MI Premiums to the MI Insurer pursuant to Section 3.25(b) above and Section 4.01(a)(i) hereof shall be deemed not to be inconsistent with such interests.

         (d) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the MI Policy; provided, however, that the Trustee shall not be liable for the actions of the Master Servicer under such powers of attorney.

         (e) If at any time during the term of this Agreement, a MI Insurer Insolvency Event has occurred and is continuing, the Master Servicer agrees to review, not less often than monthly, the financial condition of the related MI Insurer with a view towards determining whether recoveries under the MI Policy are jeopardized for reasons related to the financial condition of the related MI Insurer. In such event, the Master Servicer may obtain an additional MI Policy or a replacement MI Policy, the MI Premiums on which would be paid by the Trustee pursuant to Section 4.01(a)(i) hereof.

         (f) The Master Servicer shall comply with all other terms, conditions and obligations set forth in the MI Policy.

         (g) The Master Servicer shall deliver a report listing all MI Loans that are 60 days or more delinquent on the second day following each Determination Date to the MI Insurer.

         Section 3.26 Obligations of the Master Servicer in Respect of Mortgage
                      Rates and Monthly Payments.
                      ---------------------------------------------------------

         In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Certificate Insurer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the


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


Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

         Section 3.27 Solicitations.
                      -------------

         From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Master Servicer may solicit any Mortgagor for whom the Master Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

         Section 3.28 RESERVE ACCOUNT. On or before November 15, 2000, the Depositor shall purchase the Cap Agreements from Deutsche Bank (or another eligible counterparty) and assign all of its rights thereunder to the Trust Fund for the benefit of the Class X Certificateholders, but subject to the rights of the Class A Certificateholders and the Certificate Insurer as provided herein. In addition, no later than the Closing Date, the Trustee shall establish and maintain with itself (i) a separate, segregated trust account titled, "Reserve Account, Wells Fargo Bank Minnesota, National Association, as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5". No funds will be deposited into the Reserve Account on the Closing Date. Upon receipt thereof from Deutsche Bank pursuant to the Cap Agreements, the Trustee shall deposit into Reserve Account an amount equal to the Reserve Account Addition to the extent received under the Cap Agreements. On each Distribution Date, the Trustee will distribute amounts available in Reserve Account in the amounts and priorities set forth in Section
4.01. The Reserve Account shall be an Eligible Account. Amounts held in the Reserve Account from time to time shall continue to constitute assets of the Trust Fund until released from the Reserve Account pursuant to Section 4.01. The Reserve Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation ss.1.860G-2(h) and neither the Reserve Account nor the Cap Agreements are or will be assets of either REMIC at any time. The Holders of the Class X Certificates are the owners of the Reserve Account (and a portion of the Cap Agreements through the ownership of the Reserve Account) for all federal tax purposes and amounts transferred by REMIC 2 to the Reserve Account are treated as amounts distributed by REMIC 2 to the Holders of the Class X Certificates. The Trustee shall keep records that accurately reflect the funds on deposit in the Reserve Account. The Trustee shall invest the Reserve Account in Permitted Investments as directed by the Majority Certificateholders of the Class X Certificates. On each Distribution Date (or as soon as received if such funds are not available on such Distribution Date), the Trustee shall distribute any interest on the Reserve Account to the Holders of the Class A



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


Certificates, to cover interest shortfalls caused by delinquencies and realized losses, and the excess to the Holders of the Class X Certificates.

         Section 3.29 Net WAC Rate Carryover Reserve Account.
                      --------------------------------------

         With respect to the Class A Certificates and no later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Net WAC Rate Carryover Reserve Account, Wells Fargo Bank Minnesota, N.A., as Trustee, in trust for the registered Certificateholders of Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5, Class A." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Rate Carryover Reserve Account $500.

         On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates, the Trustee has been directed by the Class B-IO Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(a), rather than distributing such amounts to the Class B-IO Certificateholders. On each such Distribution Date, the Trustee shall hold all amounts on deposit in the Net WAC Rate Carryover Reserve Account or deposited therein pursuant to Section 4.01(a) for the benefit of the Class A Certificateholders, and will distribute such amounts to the Class A Certificateholders pursuant to Section 4.01(a) to the extent of any Net WAC Rate Carryover Amount for such Class for such Distribution Date. If no Net WAC Rate Carryover Amount is payable to the Holders of the Class A Certificates on a Distribution Date, the Trustee shall deposit into the Net WAC Rate Carryover Reserve Account on behalf of the Class B-IO Certificateholders, from amounts otherwise distributable to the Class B-IO Certificateholders, an amount such that when added to other amounts already on deposit in the Net WAC Rate Carryover Reserve Account, the aggregate amount on deposit therein is equal to $500.

         For federal and state income tax purposes, the Class B-IO Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account (other than the initial deposit therein of $500) shall be treated as amounts distributed by REMIC 3 to the Holders of the Class B-IO Certificates. Upon the termination of the Trust Fund, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trustee and distributed to the Class B-IO Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust Fund but not part of any Trust REMIC and any payments to the Holders of the Class A Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1).

         By accepting a Class B-IO Certificate, each Class B-IO Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class B-IO Certificateholders. By accepting a Class B-IO Certificate, each Class B-IO Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.



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


         At the direction of the Holders of a majority in Percentage Interest in the Class B-IO Certificates, the Trustee shall direct any depository institution maintaining the New WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class B-IO Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds in such account in Permitted Investments managed by the Trustee or an affiliate of the kind described in clause (vi) of Permitted Investments.

                                   ARTICLE IV

                                  FLOW OF FUNDS

         Section 4.01 Distributions.
                      -------------

         (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, or from the Reserve Account, to the extent of the amounts in clauses (B)(i) and (ii) of the definition of Available Funds, the Available Funds (to the extent of the portion of Available Funds that remains in the Distribution Account after taking into account any amounts withdrawn from the Distribution Account pursuant to Section 8.05, to the extent such amounts have not previously been paid or reimbursed), and make the following disbursements and transfers as described below and to the extent of Available Funds remaining (and the Trustee shall apply amounts received by it from payments under the Policy only to make the related distribution for the Class A Certificates and Class S Certificates and for no other purpose):

                  (i) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the Premium Amount and Premium Supplement payable in respect of the Class A Certificates and Class S Certificates and to the MI Insurer the monthly MI Premium;

                  (ii) concurrently, to the Holders of the Class A Certificates and the Class S Certificates, the related Interest Distributable Amount for each such Class for such Distribution Date;

                  (iii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Policy in respect of the Class A Certificates and the Class S Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement with respect to the Class A Certificates and the Class S Certificates;

                  (iv) to the Holders of the Class A Certificates, an amount equal to the Basic Principal Distribution Amount;



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


                  (v) to the Holders of the Class A Certificates an amount equal to the Overcollateralization Deficit;

                  (vi) on the first Distribution Date only, to the Sponsor, as the holder of the Class R Certificate, an amount equal to $542,732.29, representing interest accrued at 6.87% from October 20, 2000 to November 2, 2000 on the Class A Principal Balance;

                  (vii) to the Holders of the Class A Certificates, an amount equal to the Extra Principal Distribution Amount (to the extent not paid under clause (v));

                  (viii) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero;

                  (ix) to the Net WAC Rate Carryover Reserve Account, first, an amount, if any, that when added to the amount on deposit in the Net WAC Rate Carryover Reserve Account immediately prior to such Distribution Date will cause the amount on deposit in the Net WAC Rate Carryover Reserve Account to equal $500, and second, an amount equal to the Net WAC Rate Carryover Amount, if any, for the Class A Certificates for such Distribution Date;

                  (x) to the Holders of the Class B-IO Certificates, the Interest Distributable Amount for such Class for such Distribution Date;

                  (xi) to the Holders of the Class B-IO Certificates, the Overcollateralization Release Amount for such Distribution Date, until the Certificate Principal Balance of the Class B-IO Certificates has been reduced to zero; and

                  (xii) on each Distribution Date, any remaining amounts, after giving effect to the distributions in clauses (i) through (xi) above, will be paid to the Holders of the Class R Certificates.

         On each Distribution Date, after making the distributions Available Funds as set forth above, the Trustee will FIRST, withdraw from the Net WAC Rate Carryover Reserve Account all income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class B-IO Certificates, and SECOND, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for the Class A Certificates for such Distribution Date and distribute such amount to the Holders of the Class A Certificates.

         On each Distribution Date, after making distributions as described above, the Trustee will withdraw from Reserve Account and distribute to the Holders of the Class X Certificates the excess of (a) the sum of the balance in the Reserve Account and the Overcollateralization Amount over (b) the Overcollateralization Target Amount

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

         (b) METHOD OF DISTRIBUTION. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         (c) DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Master Servicer or the Originator shall have any responsibility therefor except as otherwise provided by applicable law.

         (d) DISTRIBUTION OF INSURED PAYMENTS. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Policy for the purposes specified in the Policy. The Certificate Insurer shall be deemed to be the assignee of the Holders of the Class A Certificates and the Class S Certificates to the extent of any amount of Insured Payments disbursed by the Trustee from proceeds of the Policy and to such extent, shall be the subrogee of each such Holder of such Certificates; provided, however, that any such right of subrogation inuring to the Certificate Insurer hereunder or otherwise shall be and is subordinated to the rights under this Agreement of the Holders of such Certificates and in accordance with
Section 11.04.

         (e) DISTRIBUTIONS TO MI INSURER. Distributions to be made by the Trustee to the MI Insurer shall be made by wire transfer, in immediately available funds, to the following account:

                  First Union National Bank - Philadelphia
                  Acct: # 2030000861563
                  ABA # 031201467
                  Attn:  Pool 99-128029 Tony Orman
                  Acct. Name:  Radian Guaranty Inc.



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


         Section 4.02 Reserved.
                      --------

         Section 4.03 Statements.
                      ----------

         (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Master Servicer, the Rating Agencies and the Certificate Insurer, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class S Certificates), separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                  (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                  (iv) the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) the aggregate amount of Advances for the related Due
Period;

                  (vi) the Pool Balance and the Pool Balance of MI Loans and Non-MI Loans, each at the Close of Business at the end of the related Due Period;

                  (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the MI Loans and Non-MI Loans, respectively, as of the related Determination Date;

                  (viii) the total number and aggregate unpaid principal balance of the Mortgage Loans and the MI Loans and Non-MI Loans, respectively, that were
(A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date, and (D) REO Properties;



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


                  (ix) with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                  (x) the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period and the total number and cumulative principal balance of REO Properties that were MI Loans and Non-MI Loans respectively;

                  (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                  (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period, the cumulative amount of Realized Losses and the aggregate amount of Realized Losses incurred on MI Loans and Non-MI Loans respectively;

                  (xiii) the aggregate amount of Realized Losses incurred during the twelve months preceding such Distribution Date (or such fewer number of calendar months which have occurred since the Cut-off Date);

                  (xiv) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account or Distribution Account for such Distribution Date;

                  (xv) the Certificate Principal Balance of the Class A Certificates and the Notional Amount of the Class S Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xvi) the Interest Distributable Amount and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of the Class A Certificates and the Class S Certificates on such Distribution Date;

                  (xvii) the aggregate amount of any Prepayment Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.26;

                  (xviii) the aggregate Premium Amount to be paid to the Certificate Insurer;

                  (xix) the Net WAC Rate;

                  (xx) the Net WAC Rate Carryover Amount, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                  (xxi) any Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

                  (xxii) whether the Step Up Cumulative Loss Test and/or Step Up Rolling Loss Test have been met and the cumulative realized losses, as a percentage of the original Pool Balance;



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


                  (xxiii) the Available Funds;

                  (xxiv) the Pass-Through Rate for the Class A Certificates for such Distribution Date;

                  (xxv) [reserved];

                  (xxvi) the aggregate Principal Balance of the Mortgage Loans, and the MI Loans and Non-MI Loans, respectively, purchased by the Master Servicer, Originator or Sponsor during the related Prepayment Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

                  (xxvii) the number of delinquent Mortgage Loans, and MI Loans and Non-MI Loans, respectively, sold during the preceding Prepayment Period, the aggregate outstanding principal balance of such MI Loans and Non-MI Loans and the aggregate sale price;

                  (xxviii) the amount on deposit in the Reserve Account;

                  (xxix) the amount of the Reserve Account Addition;

                  (xxx) amounts received under the Cap Agreements; and

                  (xxxi) claims filed, claims made, claims rejected or reduced under the MI Policy in the six month periods ending at the end of the preceding month, the second preceding month and the third preceding month, by dollar amount, as a percentage of the Original Pool Balance, and as a percentage of the total number of Mortgage Loans.

                  (xxxii) dollar amount of claims paid under the MI Policy and dollar amount of claims rejected or reduced under the MI Policy in the prior twelve months divided by the balance of the MI Loans at the beginning of such twelve month period; and

         The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Rating Agencies and the Certificate Insurer via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Regular
Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         (e) The Trustee hereby agrees to disclose the Premium Amount to any Person upon request.

         (f) If and when the aggregate principal amount of Realized Losses on the MI Loans is equal to or greater than $5,289,733.14, the Trustee shall give notice in writing of such fact to the Sponsor, the Master Servicer, the MI Insurer and the Certificate Insurer no later than 5 days after the occurrence after such event.

         Section 4.04 Remittance Reports; Advances.
                      ----------------------------

         (a) On the second Business Day following each Determination Date but in no event later than the Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than the Close of Business New York time on the Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

         (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments



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


(net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

         On or before 3:00 P.M. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.11(ii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section
4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances or reimburse for previously made Advances. The Trustee will provide notice to the Master Servicer by telecopy by the Close of Business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report.

         (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

         (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

         Section 4.05 [Reserved]
                      ----------

         Section 4.06 Distributions on the Uncertificated REMIC Regular
                      Interests.
                      -------------------------------------------------

         (a) On each Distribution Date, the Trustee shall cause the Available Funds, in the following order of priority, to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  (1) (i) first, to the Holders of REMIC 1 Regular Interest LT1-B, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC 1 Regular Interest LT1-A and REMIC 1 Regular Interest LT1-P in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

                           (ii) on the November 2000 Distribution Date, to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), in an amount equal to the lesser of $542,732.24 and the excess, if any, of (A) the aggregate amount received or advanced in respect of interest on the Mortgage Loans for such Distribution Dates over (B) the aggregate amount of Uncertificated Accrued Interest payable to the Holders of REMIC 1 Regular Interests on such Distribution Dates and the aggregate of the amounts set forth in Clause
         (B) of the definition of Net WAC Rate;

                  (2) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (1) above, allocated as follows:

                           (a) to the Holders of REMIC 1 Regular Interest LT1-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause;

                           (b) to the Holders of REMIC 1 Regular Interest LT1-A, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-A is reduced to zero;

                           (c) to the Holders of REMIC 1 Regular Interest LT1-B, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1-B is reduced to zero; then

                           (d) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

         On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 1 to the Holders of REMIC 1 Regular Interest LT1-P. The payment of the foregoing



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


amounts to the Holders of REMIC 1 Regular Interest LT1-P shall not reduce the Uncertificated Principal Balance thereof.

         On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (i) first, to the extent of Available Funds, to the Holders of REMIC 2 Regular Interest LT2-SA, REMIC 2 Regular Interest LT2-SB and REMIC 2 Regular Interest LT2-SC, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus
         (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to Holders of REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B, REMIC 2 Regular Interest LT2-C, and REMIC 2 Regular Interest LT2-P, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus
         (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LT2-C shall be reduced when the Overcollateralized Amount is less than the Target Overcollateralized Amount, by the lesser of (x) 1% of the amount of such difference and
         (y) the Maximum LT2-C Uncertificated Accrued Interest Deferral Amount (which amount will be added to the principal amount of REMIC Regular Interest LT2-C and paid as principal as provided herein);

                  (ii) second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (a) to the Holders of REMIC 2 Regular Interest LT2-A, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero;

                           (b) to the Holders of REMIC 2 Regular Interest LT2-B, 1.00% of such remainder, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero;

                           (c) to the Holders of REMIC 2 Regular Interest LT2-C 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero;

                           (d) to the Holders of REMIC 2 Regular Interest LT2-P, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; then

                           (e) any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest); and



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


                  (iii) third, to REMIC 2 Regular Interest LT2-P, 100% of the amount paid in respect of REMIC 1 Regular Interest LT1-P;

     provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 2 Regular Interest LT2-A and REMIC 2 Regular Interest LT2C, respectively.

         Section 4.07 Allocation of Principal Losses.
                      ------------------------------

         (A) All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest LT1-A until the Uncertificated Principal Balance has been reduced to zero and then to REMIC 1 Regular Interest LT1-B until the Uncertificated Principal Balance has been reduced to zero.

         (B) All Realized Losses on REMIC 1 Regular Interest LT1-A and REMIC 1 Regular Interest LT1-B shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LT2-A and REMIC 2 Regular Interest LT2-C up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2-A and REMIC 2 Regular Interest LT2-C up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2-A, REMIC 2 Regular Interest LT2-B, and REMIC 2 Regular Interest LT2-C, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balances of REMIC 2 Regular Interest LT2-B, has been reduced to zero.

                                   ARTICLE V

                                THE CERTIFICATES

         Section 5.01 The Certificates.
                      ----------------

         Each of the Class A, Class S, Class P, Class BIO, Class X and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class S Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum Notional Amounts of $50,000 and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Notional Amount of such Class on the Closing Date. The Class P Certificates, the Class BIO Certificates, the Class X Certificates and the Class R Certificates are issuable in any

Percentage Interests; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates shall be Book Entry Certificates. The other Classes of Certificates shall not be Book Entry Certificates.

         Section 5.02 Registration of Transfer and Exchange of Certificates.
                      -----------------------------------------------------

         (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for two separate certificates, each representing such holder's respective Percentage Interest in the Class R-I Interest and the Class R-II Interest as evidenced by the Class R Certificate.

         (b) Except as provided in paragraph (c) below, the Book Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

         (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of the Class A Certificates representing Percentage Interests of such Class aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Sponsor's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) No transfer, sale, pledge or other disposition of any Class S, Class P, Class BIO, Class X or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfer of any Class S, Class P, Class BIO, Class X or Class R Certificates by the Depositor (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class S, Class P, Class BIO, Class X or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Except with respect to the initial transfer of the Class S, Class P, Class BIO, Class X and Class R Certificates, no transfer of the Class S, Class P, Class BIO, Class X or Class R Certificates shall be made unless the Trustee shall have received a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer.

         Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

         (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

         (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

         (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  (A) an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

         (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

         (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

         (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any of REMIC 1, REMIC 2 or REMIC 3 hereunder to fail to qualify as a REMIC.

         (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates.
                      -------------------------------------------------

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the Certificate Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.



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


         Section 5.04 Persons Deemed Owners.
                      ---------------------

         The Master Servicer, the Depositor, the Trustee, the Certificate Insurer, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the Certificate Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Certificate Insurer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         Section 5.05 Appointment of Paying Agent.
                      ---------------------------

         (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Certificate Insurer.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

         Section 6.01 Liability of the Master Servicer and the Depositor.
                      --------------------------------------------------

         The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         Section 6.02 Merger or Consolidation of, or Assumption of the
                      Obligations of, the Master Servicer or the Depositor.
                      ----------------------------------------------------

         Any entity into which the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master



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


Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

         Section 6.03 Limitation on Liability of the Master Servicer and Others.
                      ---------------------------------------------------------

         Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Master Servicer pursuant to Section 8.05. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Certificate Insurer prior to an Insurer Default or without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights after an Insurer Default, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or
7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its



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


capacity as Master Servicer hereunder and in no other capacities. Nothing in this Section 6.03 is intended to limit, nor shall this Section 6.03 be interpreted to limit, the Master Servicer's right to reimbursement or indemnification otherwise provided for in this Agreement.

         Section 6.04 Master Servicer Not to Resign.
                      -----------------------------

         Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Certificate Insurer; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Certificates or the ratings that are in effect without taking into account the Policy and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section
7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

         Section 6.05 Delegation of Duties.
                      --------------------

         In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section
6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Master Servicer shall provide the Trustee and the Certificate Insurer with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.




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


         Section 6.06 Reserved.
                      --------

         Section 6.07 Inspection.
                      ----------

         Each of the Originator and the Master Servicer shall afford the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Originator and the Master Servicer, respectively, in respect of its rights and obligations hereunder and access to officers of the Master Servicer and the Originator responsible for such obligations. Upon request, the Master Servicer and the Originator, respectively, shall furnish to the Certificate Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

                                  ARTICLE VII

                                     DEFAULT

         Section 7.01 Master Servicer Events of Termination.
                      -------------------------------------

         (a) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer and the Certificate Insurer by the Trustee or to the Trustee and the Master Servicer by the Certificate Insurer or by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Trustee and the Master Servicer by the Certificate Insurer or by any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency,



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


readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) a Performance Test Violation (as defined in the Insurance Agreement) occurs under the Insurance Agreement and the Certificate Insurer so notifies the Trustee;

         (b) then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date (provided the Trustee shall give the Master Servicer notice of such failure to advance by 5:00 P.M. New York time on the Master Servicer Remittance Date), the Trustee shall at the direction of the Certificate Insurer or may with the consent of the Certificate Insurer terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Master Servicer and (y) in the case of (i)(B), (ii),
(iii), (iv) and (v) above, the Trustee shall, at the direction of the Certificate Insurer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Certificate Insurer), by notice then given in writing to the Master Servicer (and to the Trustee if given by Holders of Certificates or the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor and the Originator. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders or the Certificate Insurer) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor Master Servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Master Servicer) and the Certificate Insurer for the administration by it of all cash amounts that shall at the time be



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


held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the Master Servicer immediately preceding the Trustee) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Master Servicer, by the Trust.

         (c) The Master Servicer hereby covenants and agrees to act as the Master Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on December 31, 2000, which term shall be extendable in its sole discretion by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of the Trust Fund pursuant to
Article X. Each such notice of extension (a "Master Servicer Extension Notice") shall be delivered by the Certificate Insurer to the Trustee, the Depositor and the Master Servicer. The Master Servicer hereby agrees that, upon its receipt of any such Master Servicer Extension Notice, the Master Servicer shall become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. The Master Servicer agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Master Servicer the Master Servicer shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Master Servicer shall within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer, the Trustee and the Depositor. The failure of the Certificate Insurer to deliver a Master Servicer Extension Notice by the end of a calendar term shall result in the termination of the Master Servicer. If the term of the Master Servicer shall expire without the Certificate Insurer having delivered to the Master Servicer a Master Servicer Extension Notice, but the Master Servicer shall continue without objection from the Depositor, the Trustee or the Certificate Insurer to perform the functions of servicer hereunder (and in the absence of ground for termination under any agreement referred to in Section 7.01), the Master Servicer shall be entitled to receive a prorated portion of the Servicing Fee specified hereunder for the time during which it shall so act; provided, that it is understood and agreed that the foregoing provision for payment of the prorated Servicing Fee is intended solely to avoid unjust enrichment of the Trust Fund and does not contemplate or give rise to any implicit renewal of the Master Servicer's term. The foregoing provisions of this paragraph shall not apply to the Trustee in the event the Trustee succeeds to the rights and obligations of the Master Servicer and the Trustee shall continue in such capacity until the earlier of the termination of this Agreement pursuant to
Article X or the appointment of a successor Master Servicer.

         Section 7.02 Trustee to Act; Appointment of Successor.
                      ----------------------------------------

         (a) Within 90 days of the time the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04 or if a Master Servicer Extension Notice is not delivered or contemplated by Section 7.01, the Trustee (or such other successor Master Servicer as is acceptable to the Certificate Insurer and approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Master Servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Certificate Insurer shall appoint a successor Master Servicer, and if the Certificate Insurer does not, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent which consent shall not be unreasonably withheld and, provided further, will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect without taking into account the Policy by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to
Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee pursuant to Section 3.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

         (b) Any successor, including the Trustee, to the Master Servicer as servicer shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master

Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.14.

         Section 7.03 Waiver of Defaults.
                      ------------------

         The Certificate Insurer or the Majority Certificateholders may with the consent of the Certificate Insurer, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 7.04 Notification to Certificateholders.
                      ----------------------------------

         (a) Upon any termination or appointment of a successor Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificate Insurer, the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

         (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Certificate Insurer promptly after any such occurrence.

         Section 7.05 Survivability of Master Servicer Liabilities.
                      --------------------------------------------

         Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

                                  ARTICLE VIII

                                   THE TRUSTEE

         Section 8.01 Duties of Trustee.
                      -----------------

         The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificate Insurer and will, at the expense of the Originator, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificate Insurer.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                  (i) prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or in accordance with the direction of the Majority Certificateholders (with the consent of the Certificate Insurer, so long as no Insurer Default exists) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Certificate Insurer, or the Majority Certificateholders.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         Section 8.02 Certain Matters Affecting the Trustee.
                      -------------------------------------

         (a) Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders and the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or the Majority Certificateholder (with the consent of the Certificate Insurer, so long as no Insurer Default exists and is continuing); PROVIDED, HOWEVER, that if the payment




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within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand and, if not reimbursed by the Master Servicer, shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans.
                      -----------------------------------------------------

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Sponsor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage LOAN (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss




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resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

         Section 8.04 Trustee May Own Certificates.
                      ----------------------------

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, the Master Servicer, the Depositor or their Affiliates.

         Section 8.05 Sponsor to Pay Trustee Expenses.
                      -------------------------------

         The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee and, to the extent that funds therein are anytime insufficient for such purpose, the Sponsor shall pay such fees. The Sponsor will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ and any amounts paid by the Trustee for the recording of Assignments of Mortgage pursuant to Section 2.01) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Sponsor covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder. If the Sponsor defaults in its obligations to pay or reimburse the Trustee any amount as required under this Section 8.05, the Trustee shall be entitled to be paid or reimbursed such amount at any time from the assets of the Trust Fund consisting of any amounts on deposit at such time in the Collection Account or the Distribution Account.



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         Section 8.06 Eligibility Requirements for Trustee.
                      ------------------------------------

         The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of Baa3 by Moody's and a short-term rating of at least A-1 by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07 Resignation or Removal of Trustee.
                      ---------------------------------

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval shall not be unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Certificate Insurer or the Depositor, with the consent of the Certificate Insurer (so long as no Insurer Default exists) or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Certificate Insurer or the Master Servicer may remove the Trustee. If the Depositor, Certificate Insurer or the Master Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

         The Majority Certificateholders may, with the prior written consent of the Certificate Insurer (so long as no Insurer Default exists and is continuing), at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the



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Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

         Notwithstanding anything to the contrary contained herein, so long as no Insurer Default exists, the Trustee may not be removed by the Depositor or the Certificateholders without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         Section 8.08 Successor Trustee.
                      -----------------

         Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

         Notwithstanding anything to the contrary contained herein, so long as no Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         Section 8.09 Merger or Consolidation of Trustee.
                      ----------------------------------

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.




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         Section 8.10 Appointment of Co-Trustee or Separate Trustee.
                      ---------------------------------------------

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the Certificate Insurer (so long as no Insurer Default exists and is continuing). If the Master Servicer and the Certificate Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Master Servicer and the Trustee, with the consent of the Certificate Insurer (so long as no Insurer Default exists and is continuing), acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of



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them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Certificate Insurer and the Master Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 8.11 Limitation of Liability.
                      -----------------------

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 8.12 Trustee May Enforce Claims Without Possession of
                      Certificates.
                      ------------------------------------------------

         (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Sponsor, the Originator, the Depositor, the Master Servicer, the Certificate Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the Certificate Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Sponsor, the Originator, the Master Servicer, the Depositor, the Certificate Insurer and such Certificateholder and shall make available to the Sponsor, the Originator, the Master Servicer, the Depositor, the Certificate Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Sponsor, the Originator, the Depositor, the Master Servicer,



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the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 8.13 Suits for Enforcement.
                      ---------------------

         In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Certificate Insurer, or may, with the consent of the Certificate Insurer, may proceed to protect and enforce its rights and the rights of the Certificateholders or the Certificate Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificate Insurer and the Certificateholders.

         Section 8.14 Waiver of Bond Requirement.
                      --------------------------

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         Section 8.15 Waiver of Inventory, Accounting and Appraisal Requirement.
                      ---------------------------------------------------------

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                   ARTICLE IX

                              REMIC ADMINISTRATION

         Section 9.01 REMIC Administration.
                      --------------------

         (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in the REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

         (c) The Master Servicer shall pay any and all tax related expenses (not including taxes) of the REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary



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



or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder. The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

         (d) The Trustee shall prepare, and the Trustee shall sign and file, all of the REMIC's federal and state tax and information returns as the direct representative each of REMIC 1, REMIC 2 and REMIC 3. The expenses of preparing and filing such returns shall be borne by the Trustee.

         (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to the REMIC and shall act as Tax Matters Person for each of REMIC 1, REMIC 2 and REMIC 3. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide
(i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each of REMIC 1, REMIC 2 and REMIC 3 as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause either REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to either REMIC or the assets therein, or causing the REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to the REMIC, and no such Person shall take any such action or cause either REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on REMIC 1, REMIC 2 or REMIC 3 by federal or state governmental authorities. To the extent



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that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in REMIC 1, REMIC 2 or REMIC 3 or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in REMIC 1, REMIC 2 or REMIC 3, as the case may be.

         (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to REMIC 1, REMIC 2 or REMIC 3 on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any of REMIC 1, REMIC 2 or REMIC 3, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

         (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any of REMIC 1, REMIC 2 or REMIC 3 will receive a fee or other compensation for services.

         (k) On or before April 15 of each calendar year beginning in 2001, the Master Servicer shall deliver to the Trustee and each Rating Agency an Officer's Certificate stating the Master Servicer's compliance with the provisions of this
Section 9.01.

         (l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities. The Trustee will also prepare, sign and file a Form 8811 for the Trust Fund.

         Section 9.02 Prohibited Transactions and Activities.
                      --------------------------------------

         Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any of REMIC 1, REMIC 2 or REMIC 3 pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for either REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any of REMIC 1, REMIC 2 or REMIC 3 as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any of REMIC 1, REMIC 2 or REMIC 3 to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         The Trustee shall treat the Reserve Account as an "outside reserve fund" within the meaning of Treasury regulation 1.860G-2(h) that is owned by the Class X Certificateholders and that is not an asset of either REMIC. The Trustee shall treat the rights of the Holders of the


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



Regular Certificates to receive payments from Reserve Account as rights in the Cap Agreements written by the Holders of the Class X Certificates in favor of the Holders of the Regular Certificates. Thus, each Holder of the Regular Certificates shall be treated as representing ownership not only of Uncertificated REMIC 1 Regular Interests, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue price of the Uncertificated REMIC 1 Regular Interests, the Trustee shall assume that the Cap Agreements has a value equal to the Cap Agreements Purchase Price.

         Section 9.03 Indemnification with Respect to Certain Taxes and Loss of
                      REMIC Status.
                      ---------------------------------------------------------

         In the event that any of REMIC 1, REMIC 2 or REMIC 3 fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Trustee and the Holder of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

                                   ARTICLE X

                                   TERMINATION

         Section 10.01 Termination.
                       -----------

         (a) The respective obligations and responsibilities of the Originator, the Master Servicer, the Sponsor, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Master Servicer or the Certificate Insurer of the Mortgage Loans as described below and (iv) the Distribution Date in December 2030. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.

Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Master Servicer or, if such option is not exercised by the Master Servicer, the Certificate Insurer may, at its option, terminate this Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the sum of the aggregate Principal Balances of the Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to (i) the greater of the Stated Principal Balance of the Mortgage Loans and REO Properties or the market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any amount owed the Certificate Insurer under the Insurance Agreement, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Net WAC Rate Carryover Amount and (ii) an amount sufficient to pay all amounts then due in respect of principal and interest on any "net interest margin" securities issued within 6 months of the Closing Date collateralized by the Class BIO, Class S, Class P and/or the Class X Certificates (the "Termination Price"). The Holders of the Class R Certificates, by acceptance of their Certificates, hereby irrevocably direct that the amount described in clause (vi) of the preceding sentence, to the extent in excess of all amounts necessary to pay in full all amounts then due and owing on the Regular Certificates shall be deposited directly to the North Street NIM Trust 2000-1, and such amount shall, for federal income tax purposes, be considered a distribution on the Class R Certificates.

         In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price and the delivery of an opinion of counsel in form and substance acceptable to the Certificate Insurer that such termination is a "Qualified Transaction" under Section 860F of the Code. The Master Servicer shall indemnify the Certificate Insurer for any claims under the Policy due to the Master Servicer's exercise of such option.

         (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer, by letter to the Certificate Insurer and the Certificateholders mailed not earlier than the 10th day and not later than the 20th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and
(3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.




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


         (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of
(x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay holders of Class A Certificates and the Class S Certificates pursuant to Section 4.01 and due and unpaid Monthly Advances and Servicing Fees and any amount payable or reimbursable to the Trustee pursuant to this Agreement, including, but not limited to, Section 3.06 and Section 7.02, (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to Section 4.01 and the Insurance Agreement.

         (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholder for payment.

         Section 10.02 Additional Termination Requirements.
                       -----------------------------------

         (a) In the event that the Certificate Insurer or the Master Servicer exercises its purchase option as provided in Section 10.01, REMIC 1, REMIC 2 or REMIC 3 shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or
(ii) cause any of REMIC 1, REMIC 2 or REMIC 3 constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (b) Within 90 days prior to the final Distribution Date, the Master Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of REMIC 1, REMIC 2 or REMIC 3 meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

         (c) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Certificate Insurer or the Master Servicer, as applicable, for cash pursuant to the terms of the plan of complete liquidation; and



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


         (d) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited
(A) to the Holders of each of the Class A Certificates, the related Class Certificate Principal Balance, plus one month's interest thereon at the applicable Pass-Through Rate and (B) to the Certificate Insurer, all amounts owing to the Certificate Insurer under this Agreement and the Insurance Agreement and the Trust shall terminate at such time.

         (e) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

         Section 11.01 Rights of the Certificate Insurer To Exercise Rights of
                       Class A and Class S Certificateholders.
                       -------------------------------------------------------

         Each of the Depositor, the Master Servicer, the Trustee, and, by accepting its Certificate, each Class A Certificateholder and Class S Certificateholder, agrees that unless an Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Class A Certificateholders and Class S Certificateholders under this Agreement (except with respect to the matters discussed in the proviso to the second paragraph of Section 12.01) without any further consent of the Class A Certificateholders and Class S Certificateholders, including, without limitation:

                  (i) the right to require the Originator to repurchase or substitute for Mortgage Loans pursuant to Section 2.03;

                  (ii) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to
Section 7.01;

                  (iii) the right to direct the actions of the Trustee during the continuance of a Master Servicer Event of Termination pursuant to Sections
7.01 and 7.02;

                  (iv) the right to consent to or direct any waivers of Master Servicer Events of Termination pursuant to Section 7.03;

                  (v) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02(a)(v); and

                  (vi) the right to remove the Trustee pursuant to Section 8.07 hereof.

         In addition, each Class A Certificateholder and each Class S Certificateholder agrees that, unless an Insurer Default has occurred and is continuing, the rights specifically set forth above



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


may be exercised by the Class A Certificateholders and the Class S Certificateholders only with the prior written consent of the Certificate Insurer.

         Section 11.02 Trustee To Act Solely with Consent of the Certificate
                       Insurer.
                       -----------------------------------------------------

         Unless an Insurer Default has occurred and is continuing, the Trustee shall not:

                  (i) agree to any amendment pursuant to Section 12.01; provided, however, that in the event that an Insurer Default has occurred and is continuing, the Certificate Insurer's consent shall be required for an amendment that would affect the Certificate Insurer's right to reimbursement; or

                  (ii) undertake any litigation pursuant to Section
8.02(a)(iii);

without the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld.

         Section 11.03 Trust Fund and Accounts Held for Benefit of the
                       Certificate Insurer.
                       -----------------------------------------------

         The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

         The Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Collection Account and any REO Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless an Insurer Default has occurred and is continuing, the Master Servicer shall not terminate any sub-servicing agreements without cause without the prior consent of the Certificate Insurer. The Master Servicer shall not terminate any sub servicing agreements without cause without the prior consent of the Certificate Insurer. Unless an Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder) without the prior consent of the Certificate Insurer.

         Section 11.04 Claims Upon the Policy; Policy Payments Account.
                       -----------------------------------------------

         (a) If, by the Close of Business on the third Business Day prior to a Distribution Date, the Trustee determines that a Deficiency Amount for any Distribution Date is greater than zero, then the Trustee shall give notice to the Certificate Insurer by telephone or telecopy of the amount of such Deficiency Amount. Such notice of such Deficiency Amount shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Policy, to the Certificate Insurer and



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


the Fiscal Agent (as defined in the Policy), if any, at or before 10:00 a.m. New York time on the second Business Day prior to such Distribution Date. Following Receipt (as defined in the Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer or the Fiscal Agent will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Distribution Date to which such deficiency relates, as provided in the Endorsement to the Policy.

         (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class A Certificates and the Certificate Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Class A Certificates or the Class S Certificates of the Insured Payment for which a claim was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class A Certificates or the Class S Certificates in accordance with
Section 4.01(c) or Section 10.01, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payment with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates or Class S Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Class A Certificates and the Class S Certificates pursuant to Section 4.03. Funds held in the Policy Payments Account shall not be invested.

         On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trustee as a result of any claim under the Policy, to the extent required to make the Insured Payment on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the Distribution Account pursuant to
Section 4.01(c) or Section 10.01, as applicable, directly to the payment in full of the Insured Payment due on the Class A Certificates. Funds received by the Trustee as a result of any claim under the Policy shall be deposited by the Trustee in the Policy Payments Account and used solely for payment to the Holders of the Class A Certificates and the Class S Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee, or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

         (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate or any Class S Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

         (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any Insured Payment made with respect to the Class A Certificates. Each Holder of the Class A Certificates and the Class S Certificates, by its purchase of such Certificates, the Master Servicer, and the Trustee hereby agree that the Certificate Insurer (so long as no Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Master Servicer, the Trustee, and each Holder of the Class A Certificates and the Class S Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

         Section 11.05 Effect of Payments by the Certificate Insurer;
                       Subrogation.
                       ----------------------------------------------

         Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates or any of the Class S Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Class A Certificates or Class S Certificates, as applicable, from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 4.01. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Class A Certificate or a Class S Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates or Class S Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

         The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

         Section 11.06 Notices to the Certificate Insurer.
                       ----------------------------------

         All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to any of the Certificateholders shall also be sent to the Certificate Insurer.

         Section 11.07 Third-Party Beneficiary.
                       -----------------------

         The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

         Section 11.08 Trustee to Hold the Policy.
                       --------------------------

         The Trustee will hold the Policy in trust as agent for the Holders of the Class A Certificates and the Class S Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (i) the date upon which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, the Pass-Through Rate on the Class S Certificates is 0.00% per annum and all Insured Payments have been made and (ii) the date the Term of the Policy (as defined in the Policy) ends, the Trustee, shall surrender the Policy to the Certificate Insurer for cancellation. Each Holder of Class A Certificates and each Holder of Class S Certificates, by accepting its Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Policy.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         Section 12.01 Amendment.
                       ---------

         This Agreement may be amended from time to time by the Sponsor, the Depositor, the Master Servicer and the Trustee; and without the consent of the Certificateholders, but only with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel delivered to the Master Servicer and the Trustee.

         In addition, this Agreement may be amended from time to time by the Sponsor, the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld) with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

         Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any of REMIC 1, REMIC 2 or REMIC 3 constituting part of the Trust Fund pursuant to the REMIC Provisions or cause either REMIC constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

         Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Originator or the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the Certificate Insurer and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any amendment pursuant to Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 12.02 Recordation of Agreement; Counterparts.
                       --------------------------------------

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders or the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 12.03 Limitation on Rights of Certificateholders.
                       ------------------------------------------

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 12.04 Governing Law; Jurisdiction.
                       ---------------------------

         This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         Section 12.05 Notices.
                       -------

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first Class mail, postage prepaid, or by express delivery service, to (a) in the case of the Master Servicer or the Originator, Option One Mortgage Corporation, 3 Ada Road, Irvine, California 92618, Attention: William O'Neill, or such other address or telecopy number as may hereafter be furnished to the other parties hereto and the Certificate Insurer in writing by the Master Servicer and Originator, (b) in the case of the Trustee, Wells Fargo Bank Minnesota, N.A., 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: Option One Mortgage Loan Trust Series 2000-5, with a copy to Wells Fargo Bank Minnesota, N.A., Sixth and Marquette, Minneapolis, Minnesota 55479, Attention: Option One Series 2000-5, or such other address or telecopy number as may hereafter be furnished to the other parties hereto and the Certificate Insurer in writing by the Trustee, (c) in the case of the Depositor, Financial Asset Securities Corporation, 600 Steamboat Rd, Greenwich, Connecticut 06830 or such other address or telecopy number as may be furnished to the other parties hereto and the Certificate Insurer in writing by the Depositor, (d) in the case of the Certificate Insurer, Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department and (e) in the case of the Sponsor, UBS Principal Finance LLC, 299 Park Avenue, New York, New York 10171, Attn: Option One Mortgage Loan Trust 2000-5. Any notice required or permitted to be mailed to a Certificateholder shall be given by first Class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         Section 12.06 Severability of Provisions.
                       --------------------------

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 12.07 Article and Section References.
                       ------------------------------

         All article and Section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 12.08 Notice to the Rating Agencies.
                       -----------------------------

         Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Master Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee is acting as successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

                  (vii) In addition, (i) the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Section 4.03 hereof; and

                  (viii) the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (A) each annual statement as to compliance described
in Section 3.20 hereof;

                           (B) each annual independent public accountants'
servicing report described in Section 3.21 hereof; and

                           (C) each notice delivered pursuant to Section 7.01(a)
hereof which relates to the fact that the Master Servicer has not made an Advance.

         Any such notice pursuant to this Section 12.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first Class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/Option One Mortgage Loan Trust 2000-5; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 25 Broadway, 12th Floor, New York, NY 10004, Attention: Mortgage Surveillance Group.

         Section 12.09 Further Assurances.
                       ------------------

         Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         Section 12.10 Benefits of Agreement.
                       ---------------------

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 12.11 Acts of Certificateholders.
                       --------------------------

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee, Depositor and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 12.11.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Originator, the Trustee and the Sponsor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        FINANCIAL ASSET SECURITIES CORPORATION,
                                        as Depositor


                                        By:/s/ Frank Skibo
                                           ------------------------------------
                                           Name:   Frank Skibo
                                           Title:  Vice President

                                        OPTION ONE MORTGAGE CORPORATION,
                                        as Master Servicer and Originator


                                        By:/s/ William L. O'Neill
                                           ------------------------------------
                                           Name:    William L. O'Neill
                                           Title:   Senior Vice President

                                        WELLS FARGO BANK MINNESOTA, N.A.
                                        as Trustee


                                        By:/s/ Peter J. Masterman
                                           ------------------------------------
                                           Name:    Peter J. Masterman
                                           Title:   Vice President

                                        UBS PRINCIPAL FINANCE LLC,
                                        as Sponsor

                                        By:/s/ Shingman Lai
                                           ------------------------------------
                                           Name:   Shingman Lai
                                           Title:


                                        By:_________________________________
                                           Name:
                                           Title:

STATE OF __________________         )
                                    ) ss.:
COUNTY OF ________________          )


         On the __th day of November, 2000 before me, a notary public in and for said State, personally appeared ________________ known to me to be a ________________ of Financial Asset Securities Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                     ___________________________
                                                     Notary Public

STATE OF __________________         )
                                    ) ss.:
COUNTY OF ________________          )


         On the __th day of November, 2000 before me, a notary public in and for said State, personally appeared William L. O'Neill known to me to be a Senior Vice President of Option One Mortgage Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                     ___________________________
                                                     Notary Public

STATE OF __________________         )
                                    ) ss.:
COUNTY OF ________________          )


         On the __th day of November, 2000 before me, a notary public in and for said State, personally appeared Amy Wahl, known to me to be a Senior Vice President of Norwest Bank Minnesota, N.A., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                     ___________________________
                                                     Notary Public

STATE OF __________________         )
                                    ) ss.:
COUNTY OF ________________          )


         On the __th day of November, 2000 before me, a notary public in and for said State, personally appeared Shingmin Lai, known to me to be a Director of UBS Principal Finance LLC, a Delaware limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                     ___________________________
                                                     Notary Public

2                                   EXHIBIT A-1
                          FORM OF CLASS A CERTIFICATES

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                              [_____________]

Cut-off Date:                                 With respect to any Mortgage Loan,
                                              the close of business on October
                                              1, 2000

First Distribution Date:                      ______________

Initial Certificate Principal Balance
of this Certificate ("Denomination"):         [$____________]

Original Class Certificate Principal
Balance of this Class:                        $240,000,000.00

Percentage Interest:                          100%

Pass-Through Rate:                            Variable

CUSIP:                                        ___________

Class:                                        A

Assumed Maturity Date:                        ______________


                                 Exhibit A-1-1

                      Option One Mortgage Loan Trust 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5
                                     Class A

                  evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate sub-prime residential mortgage loans (the "Mortgage Loans")

                  FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

                  Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A Certificate (obtained by dividing the Denomination of this Class A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2000 (the "Agreement") among the Depositor, Option One Mortgage Corporation, as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Reference is hereby made to the further provisions of this Class A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Class A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.


                                 Exhibit A-1-2

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.


Dated:  [___________], 2000



OPTION ONE MORTGAGE LOAN TRUST 2000-5

By:      WELLS FARGO BANK MINNESOTA, N.A.
         not in its individual capacity, but
         solely as Trustee

By   ___________________________________




This is one of the Class A Certificates
referenced in the within-mentioned Agreement

By   ___________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         N.A., as Trustee


                                 Exhibit A-1-3

                        [Reverse of Class A Certificate]

                      OPTION ONE MORTGAGE LOAN TRUST 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5

                  This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                  Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent, (B) the final payment or other liquidation of the last Mortgage Loan in the Trust and (C) the Distribution Date in [________]. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

                  Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.



                                 Exhibit A-1-5

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



                  (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_______________



_____________________________________
Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________

for the account of _________________,
account number ____________, or, if mailed by check, to ___________

Applicable statements should be mailed to ______________



This information is provided by ______________, the assignee named above, or _________________, as its agent.



                                 Exhibit A-1-7

                                   EXHIBIT A-2
                          FORM OF CLASS S CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDERS THEREOF TO DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, IS NOT ACTING ON BEHALF OF, AND IS NOT USING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                            [_____________]

                                            With respect to any Mortgage Loan,
Cut-off Date:                               the close of business on November 2,
                                            2000

First Distribution Date:                    November 20, 2000

Initial Notional Amount of this
Certificate ("Denomination"):               $______________

Original Class Certificate                  $23,700,000.00


                                 Exhibit A-2-1

Principal Balance of this Class:

Percentage Interest:                        100%

Pass-Through Rate:                          November 2000 - October 2001:  5.00%
                                            November 2001 - October 2002:  4.00%
                                            November 2002 - October 2003:  3.00%
                                            After October 2003:  0%

CUSIP:                                      ________________

Class:                                      S

Assumed Maturity Date:                      ________________


                                 Exhibit A-2-2

                      Option One Mortgage Loan Trust 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5
                                     Class S

                  evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, adjustable rate sub-prime residential mortgage loans (the "Mortgage Loans")
                  --------------------------------------------------------------

                  FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

                  The Notional Amount of this Class S Certificate at any time may be less than the Notional Amount set forth on the face hereof, as described herein. This Class S Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

                  This certifies that _______________________ is the registered owner of the Percentage Interest evidenced by this Class S Certificate (obtained by dividing the Denomination of this Class S Certificate by the Original Notional Amount) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2000 (the "Agreement") among the Depositor, Option One Mortgage Corporation, as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class S Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class S Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that



                                 Exhibit A-2-3
may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code shall be void and of no effect.

                  Reference is hereby made to the further provisions of this Class S Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Class S Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                 Exhibit A-2-4

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.



Dated:  October __, 2000



OPTION ONE MORTGAGE LOAN TRUST 2000-5

By:      WELLS FARGO BANK MINNESOTA, N.A.
         not in its individual capacity, but
         solely as Trustee



By__________________________________



This is one of the Class S Certificates
referenced in the within-mentioned Agreement



By__________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota,
         N.A., as Trustee



                                 Exhibit A-2-5

                         Reverse of Class S Certificate

                      OPTION ONE MORTGAGE LOAN TRUST 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5

                  This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                  Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                 Exhibit A-2-6
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the Certificate Insurer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent, (B) the final payment or other liquidation of the last Mortgage Loan in the Trust and (C) the Distribution Date in ________________. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

                  Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.


                                 Exhibit A-2-7

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



                  (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:_________________



_____________________________________
Signature by or on behalf of assignor



                                 Exhibit A-2-8

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________

for the account of _________________,
account number ____________, or, if mailed by check, to ___________

Applicable statements should be mailed to ______________



This information is provided by ______________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT A-3
                           FORM OF CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, IS NOT ACTING ON BEHALF OF, AND IS NOT USING THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                              [_____________]

                                              With respect to any Mortgage Loan,
Cut-off Date:                                 the close of business on November
                                              2, 2000

First Distribution Date:                      November 20, 2000

Percentage Interest:                          100%

Class:                                        P


                                 Exhibit A-3-1

                      Option One Mortgage Loan Trust 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5
                                     Class P

                  evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, variable rate sub-prime residential mortgage loans (the "Mortgage Loans")
                  ------------------------------------------------------------

                  FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

                  This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

                  This certifies that___________________________ is the
registered owner of the Percentage Interest evidenced by this Class P Certificate in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2000 (the "Agreement") among the Depositor, Option One Mortgage Corporation, as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Each Holder of a Class P Certificate will be entitled to receive such Holder's Percentage Interest in the amounts distributed monthly as set forth herein to the Holders of the Class P Certificates. This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be


                                 Exhibit A-3-2
executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code shall be void and of no effect.

                  Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  [_____________], 2000



OPTION ONE MORTGAGE LOAN TRUST 2000-5

By:      WELLS FARGO BANK MINNESOTA, N.A.,
         not in its individual capacity, but solely as Trustee

By___________________________________________________

This is one of the Class P Certificates
referenced in the within-mentioned Agreement

By___________________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota, N.A.,
         a national banking association, as Trustee


                                 Exhibit A-3-4

                        [Reverse of Class P Certificate]

                      Option One Mortgage Loan Trust 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5

                  This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                  Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such


                                 Exhibit A-3-5
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent, (B) the final payment or other liquidation of the last Mortgage Loan in the Trust and (C) the Distribution Date in ___________________. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

                  Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                 Exhibit A-3-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:________________



_____________________________________
Signature by or on behalf of assignor




                                 Exhibit A-3-7

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________

for the account of _________________,
account number ____________, or, if mailed by check, to ___________

Applicable statements should be mailed to ______________



This information is provided by ______________, the assignee named above, or _________________, as its agent.

                                 Exhibit A-3-8

                                   EXHIBIT A-4
                          FORM OF CLASS BIO CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, IS NOT ACTING ON BEHALF OF, AND IS NOT USING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                              [_____________]

                                              With respect to any Mortgage Loan,
Cut-off Date:                                 the close of business on October
                                              1, 2000

First Distribution Date:                      November 20, 2000

Percentage Interest:                          100%

Class:                                        BIO





                                 Exhibit A-4-1

                      Option One Mortgage Loan Trust 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5
                                    Class BIO


                  evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first lien, variable rate sub-prime residential mortgage loans (the "Mortgage Loans")
                  ------------------------------------------------------------

                  FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

                  This Class BIO Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

                  This certifies that___________________________ is the
registered owner of the Percentage Interest evidenced by this Class BIO Certificate in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2000 (the "Agreement") among the Depositor, Option One Mortgage Corporation, as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class BIO Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class BIO Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Each Holder of a Class BIO Certificate will be entitled to receive such Holder's Percentage Interest in the amounts distributed monthly as set forth herein to the Holders of the Class BIO Certificates. This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to,



                                 Exhibit A-4-2
indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code shall be void and of no effect.

                  Reference is hereby made to the further provisions of this Class BIO Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Class BIO Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                 Exhibit A-4-3

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  [_____________], 2000



OPTION ONE MORTGAGE LOAN TRUST 2000-5

By:      WELLS FARGO BANK MINNESOTA, N.A.,
         not in its individual capacity, but solely as Trustee

By___________________________________________

This is one of the Class BIO Certificates referenced in the within-mentioned Agreement

By___________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota, N.A.,
         a national banking association, as Trustee



                                 Exhibit A-4-4

                       [Reverse of Class BIO Certificate]

                      Option One Mortgage Loan Trust 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5

                  This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                  Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the



                                 Exhibit A-4-5
amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent, (B) the final payment or other liquidation of the last Mortgage Loan in the Trust and (C) the Distribution Date in ___________________. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

                  Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                 Exhibit A-4-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:______________________



_____________________________________
Signature by or on behalf of assignor




                                 Exhibit A-4-7

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________

for the account of _________________,
account number ____________, or, if mailed by check, to ___________

Applicable statements should be mailed to ______________



This information is provided by ______________, the assignee named above, or _________________, as its agent.



                                 Exhibit A-4-8

                                   EXHIBIT A-5
                           FORM OF CLASS X CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, IS NOT ACTING ON BEHALF OF, AND IS NOT USING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE SHALL BE VOID AND OF NO EFFECT.



Certificate No.:                              [_____________]

                                              With respect to any Mortgage Loan,
Cut-off Date:                                 the close of business on October
                                              1, 2000

First Distribution Date:                      November 20, 2000

Percentage Interest:                          100%

Class:                                        X




                                 Exhibit A-5-1

                                 Reserve Account
                                   Related To
                      Option One Mortgage Loan Trust 2000-5
                                     Class X


                  evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Reserve Account relating to the Trust
                  -----------------------------------------------------------

                  FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

                  This Class X Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

                  This certifies that___________________________ is the
registered owner of the Percentage Interest evidenced by this Class X Certificate in certain excess monies in the Reserve Account pursuant to a Pooling and Servicing Agreement dated as of October 1, 2000 (the "Agreement") among Financial Asset Securities Corporation (the "Depositor"), Option One Mortgage Corporation, as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class X Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class X Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                 Exhibit A-5-2

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code shall be void and of no effect.

                  Reference is hereby made to the further provisions of this Class X Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Class X Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                 Exhibit A-5-3

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  [_____________], 2000



OPTION ONE MORTGAGE LOAN TRUST 2000-5

By:      WELLS FARGO BANK MINNESOTA, N.A.,
         not in its individual capacity, but solely as Trustee

By________________________________________

This is one of the Class X Certificates
referenced in the within-mentioned Agreement

By________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota, N.A.,
         a national banking association, as Trustee



                                 Exhibit A-5-4

                        [Reverse of Class X Certificate]

                                 Reserve Account
                                   Related To
                      Option One Mortgage Loan Trust 2000-5

                  This Certificate represents a beneficial ownership interest in certain excess monies of the Reserve Account created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Reserve Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                  Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


                                 Exhibit A-5-5

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent, (B) the final payment or other liquidation of the last Mortgage Loan in the Trust and (C) the Distribution Date in ___________________. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

                  Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                 Exhibit A-5-6

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:



Dated:_______________



_____________________________________
Signature by or on behalf of assignor




                                 Exhibit A-5-7

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________

for the account of _________________,
account number ____________, or, if mailed by check, to ___________

Applicable statements should be mailed to ______________



This information is provided by ______________, the assignee named above, or _________________, as its agent.




                                 Exhibit A-5-8

                                   EXHIBIT A-6
                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT, IS NOT ACTING ON BEHALF OF, AND IS NOT USING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE SHALL BE VOID AND OF NO EFFECT.



Certificate No.:                             [ ]

Percentage Interest:                         100%





                                 Exhibit A-6-1

                      OPTION ONE MORTGAGE LOAN TRUST 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5
                                     Class R

                  evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first lien and adjustable rate sub-prime residential mortgage loans (the "Mortgage Loans")
                  -------------------------------------------------------------

                  FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

                  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

                  This certifies that Option One Mortgage Securities Corp. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 2000 (the "Agreement") among the Depositor, Option One Mortgage Corporation, as master servicer (the "Master Servicer") and Wells Fargo Bank Minnesota, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

                  No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the



                                 Exhibit A-6-2

Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code shall be void and of no effect.

                  Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.


                                 Exhibit A-6-3

                                *      *      *




                                 Exhibit A-6-4

                  IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.



Dated:  [October  ], 2000


OPTION ONE MORTGAGE LOAN TRUST 2000-5

By:      WELLS FARGO BANK MINNESOTA, N.A.,
         not in its individual capacity, but solely as Trustee

By   ______________________________________________

This is one of the Class R Certificates
referenced in the within-mentioned Agreement

By   ______________________________________________
         Authorized Signatory of
         Wells Fargo Bank Minnesota, N.A.,
         a national banking association, as Trustee



                                 Exhibit A-6-5

                        [Reverse of Class R Certificate]

                      Option One Mortgage Loan Trust 2000-5
                           Asset-Backed Certificates,
                                  Series 2000-5

                  This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

                  The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

                  This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

                  Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such



                                 Exhibit A-6-6
consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

                  The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Depositor, the Master Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

                  On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than or equal to 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent, (B) the final payment or other liquidation of the last Mortgage Loan in the Trust and (C) the Distribution Date in December 2029. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

                  Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                 Exhibit A-6-7

                                   ASSIGNMENT
                                   ----------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

                  I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:___________________



_____________________________________
Signature by or on behalf of assignor




                                 Exhibit A-6-8

                            DISTRIBUTION INSTRUCTIONS
                            -------------------------

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________

for the account of _________________,
account number ____________, or, if mailed by check, to ___________

Applicable statements should be mailed to ______________



This information is provided by ______________, the assignee named above, or _________________, as its agent.



                                 Exhibit A-6-9

                                    EXHIBIT B
                                   [RESERVED]





                                   Exhibit B-1

                                    EXHIBIT C

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT







                                   Exhibit C-1

                     FINANCIAL ASSET SECURITIES CORPORATION

                                  as Purchaser


                                       and


                            UBS PRINCIPAL FINANCE LLC

                                   as Sponsor




                        MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of October 1, 2000



                         Adjustable Rate Mortgage Loans

                      Option One Mortgage Loan Trust 2000-5

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Article I DEFINITIONS.............................................................................................1

   Section 1.01.     Definitions..................................................................................1

Article II SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE......................................................2

   Section 2.01.     Sale of Mortgage Loans.......................................................................2
   Section 2.02.     Obligations of Sponsor Upon Sale.............................................................2
   Section 2.03.     Payment of Purchase Price for the Mortgage Loans.............................................4

Article III REPRESENTATIONS AND WARRANTIES........................................................................5

   Section 3.01.     Sponsor Representations and Warranties.......................................................5

Article IV SPONSOR'S COVENANTS....................................................................................7

   Section 4.01.     Covenants of the Sponsor.....................................................................7

Article V TERMINATION.............................................................................................7

   Section 5.01.     Termination..................................................................................7

Article VI MISCELLANEOUS PROVISIONS...............................................................................7

   Section 6.01.     Amendment....................................................................................7
   Section 6.02.     Governing Law................................................................................7
   Section 6.03.     Notices......................................................................................7
   Section 6.04.     Severability of Provisions...................................................................8
   Section 6.05.     Counterparts.................................................................................8
   Section 6.06.     Further Agreements...........................................................................8
   Section 6.07.     Intention of the Parties.....................................................................9
   Section 6.08.     Successors and Assigns; Assignment of Purchase Agreement.....................................9
   Section 6.09.     Survival.....................................................................................9

Schedule I           Mortgage Loans............................................................................I-1

                  MORTGAGE LOAN PURCHASE AGREEMENT, dated as of October 1, 2000 (the "Agreement"), between UBS Principal Finance LLC (the "Sponsor") and Financial Asset Securities Corporation (the "Purchaser").


                               W I T N E S S E T H


                  WHEREAS, the Sponsor is the owner of (a) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and (b) the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                  WHEREAS, the Sponsor, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                  WHEREAS, the Sponsor owns the Cap Agreements (as defined in the Pooling and Servicing Agreement).

                  WHEREAS, the parties hereto desire that the Sponsor sell the Mortgage Loans and the Cap Agreements to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of October 1, 2000 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, Option One Mortgage Corporation as originator and master servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans and the Cap Agreements to Option One Mortgage Loan Trust 2000-5 (the "Trust").

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                   DEFINITIONS

         Section 1.01. DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

                  Section 2.01. SALE OF MORTGAGE LOANS.

                  (a) The Sponsor, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (b) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due on or after the Cut-off Date; (c) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (d) its interest in any insurance policies in respect of the Mortgage Loans; (e) the Cap Agreements and (f) all proceeds of any of the foregoing.

                  Section 2.02. OBLIGATIONS OF SPONSOR UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Sponsor further agrees, at its own expense on or prior to the Closing Date, (a) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, (i) its account number and
(ii) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as
Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

                  In connection with any conveyance by the Sponsor, the Sponsor shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

                           (i) the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: "Pay to the order of Wells Fargo Bank Minnesota, N.A., as Trustee, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.50% of the Pool Balance as of the Cut-off Date;

                           (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                           (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "Wells Fargo Bank Minnesota, N.A., as Trustee, without recourse";

                           (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

                           (v) the original or a certified copy of lender's title insurance policy; and

                           (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

                  The Sponsor hereby confirms to the Purchaser and the Trustee that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

                  If any original Mortgage Note referred to in Section 2.02(i) cannot be located, the obligations of the Sponsor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee, as assignee of the Purchaser, of a photocopy of the original of such Mortgage Note, with an original Lost Note Affidavit. If any of the documents referred to in Sections 2.02(ii), (iii) or (iv) above has, as of the Closing Date, been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Sponsor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee, as assignee of the Purchaser, of a copy of each such document certified by the Sponsor in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Sponsor, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Purchaser, the Certificate Insurer and the Trustee by the Sponsor if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.02(v) above, the Sponsor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Sponsor shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                  The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

                  The parties hereto intend that the transaction set forth herein be a sale by the Sponsor to the Purchaser of all the Sponsor's right, title and interest in and to the Mortgage

Loans, the Cap Agreements and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Sponsor hereby grants to the Purchaser a security interest in all of the Sponsor's right, title and interest in, to and under the Mortgage Loans, the Cap Agreements and other property described above, whether now existing or hereafter created, to secure all of the Sponsor's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Sponsor and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Cap Agreements, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

                  Section 2.03. PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE
LOANS.

                  (a) In consideration of the sale of the Mortgage Loans and the Cap Agreements from the Sponsor to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Sponsor on the Closing Date (the "Purchase Price") (i) by transfer of immediately available funds, an amount equal to $236,165,391.91 and (ii) the Class S Certificates, the Class P Certificates, the Class BIO Certificates, the Class X Certificates and the Class R Certificates (collectively, the "Option One Certificates") which Option One Certificates shall be registered in the name of the North Street NIM Trust, 2000-1. The Sponsor shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

                  (b) Within thirty Business Days of the Closing Date, the Sponsor, at its own expense, shall submit for recording each Assignment of Mortgage in favor of the Trustee as transferee of the Purchaser pursuant to the Pooling and Servicing Agreement in the appropriate real property or other records. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within the applicable time period set forth above, such Assignment of Mortgage shall be submitted for recording within thirty Business Days after receipt of such information but in no event later than one year from the date such Assignment of Mortgage is otherwise required to be recorded pursuant to this Section 2.04(b). The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Sponsor shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and shall be required to submit each such Assignment of Mortgage for recording. Any failure of the Sponsor to comply with this Section shall result in the obligation of the Sponsor to repurchase or substitute a Qualified Substitute Mortgage Loan for the related Mortgage Loan pursuant to the provisions of the Pooling and Servicing Agreement. Notwithstanding the foregoing, however, the Sponsor need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan; PROVIDED, HOWEVER, notwithstanding the delivery of any Opinion of Counsel, each Assignment of Mortgage shall be submitted for recording by the Sponsor in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Certificate Insurer or Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Sponsor, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and
(iv) if the Sponsor is not the Master Servicer and with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Section 3.01. SPONSOR REPRESENTATIONS AND WARRANTIES. The Sponsor represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein or in the applicable Assignment and Conveyance:

                  (a) The Sponsor is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

                  (b) The Sponsor has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Sponsor has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

                  (c) The execution and delivery of this Agreement by the Sponsor and the performance of and compliance with the terms of this Agreement will not violate the Sponsor's memorandum of association or operating agreement or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Sponsor is a party or which may be applicable to the Sponsor or its assets;

                  (d) The Sponsor is not in violation of, and the execution and delivery of this Agreement by the Sponsor and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Sponsor or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Sponsor or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                  (e) The Sponsor does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (f) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Sponsor was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Sponsor retains record title, the Sponsor shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

                  (g) There are no actions or proceedings against, or investigations known to it of, the Sponsor before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Sponsor of its obligations under, or validity or enforceability of, this Agreement;

                  (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Sponsor of, or compliance by the Sponsor with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

                  (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Sponsor, and the transfer assignment and conveyance of the Mortgage Notes and the Mortgages by the Sponsor pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

                  (j) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependant solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Sponsor pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV

                               SPONSOR'S COVENANTS

                  Section 4.01. COVENANTS OF THE SPONSOR. The Sponsor hereby covenants that except for the transfer hereunder, the Sponsor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Sponsor will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Sponsor will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Sponsor; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Sponsor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Sponsor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V

                                   TERMINATION

                  Section 5.01. TERMINATION. The respective obligations and responsibilities of the Sponsor and the Purchaser created hereby shall terminate, except for the Sponsor's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                  Section 6.01 AMENDMENT. This Agreement may be amended from time to time by the Sponsor and the Purchaser, by written agreement signed by the Sponsor and the Purchaser.

                  Section 6.02. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Section 6.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  if to the Sponsor:

                                    UBS Principal Finance LLC
                                    299 Park Avenue
                                    New York, NY 10171
                                    Attention: General Counsel
                                    Re: Option One Mortgage Loan Trust 2000-5

or such other address as may hereafter be furnished to the Purchaser in writing by the Sponsor.

                  if to the Purchaser:

                                    Financial Asset Securities Corporation
                                    600 Steamboat Rd.
                                    Greenwich, CT 06830
                                    Attention: General Counsel
                                    Re: Option One Mortgage Loan Trust 2000-5

or such other address as may hereafter be furnished to the Sponsor in writing by the Purchaser.

                  Section 6.04. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

                  Section 6.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

                  Section 6.06. FURTHER AGREEMENTS. The Purchaser and the Sponsor each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

                  Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Sponsor, the Sponsor will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Sponsor will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Sponsor as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

                  Section 6.07. INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Sponsor is selling the Mortgage Loans and assigning the Cap Agreements rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Sponsor. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes and all other purposes as a sale by the Sponsor, and a purchase by the Purchaser, of the Mortgage Loans and an assignment of the Cap Agreements. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and the Sponsor will cooperate with all reasonable requests made by the Purchaser in the course of such review.

                  Section 6.08. SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Sponsor, the Purchaser, the Trustee and the Certificate Insurer. The Certificate Insurer shall be a third party beneficiary hereof and may enforce the terms hereof as if a party hereto. The obligations of the Sponsor under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Sponsor may assign its obligations hereunder to any Person into which the Sponsor is merged or any corporation resulting from any merger, conversion or consolidation to which the Sponsor is a party or any Person succeeding to the business of the Sponsor. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans and the Cap Agreements for the purpose of contributing them to a trust that will issue a Series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans and the Cap Agreements, the Sponsor acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Sponsor pursuant to this Agreement insofar as such rights relate to Mortgage Loans and the Cap Agreements transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Sponsor pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

                  Section 6.09. SURVIVAL. The representations and warranties set forth in Section 3.01 hereof shall survive the sale of the Mortgage Loans and the assignment of the Cap Agreements hereunder.

                  IN WITNESS WHEREOF, the Sponsor and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year fist above written.


                                   FINANCIAL ASSET SECURITIES CORPORATION
                                   as Purchaser


                                  By:____________________________________
                                     Name:
                                     Title:



                                   UBS PRINCIPAL FINANCE LLC
                                         as Sponsor


                                  By:____________________________________
                                     Name:
                                     Title:



                                  By:____________________________________
                                     Name:
                                     Title:

STATE OF ___________________)
                            )ss.:
COUNTY OF _________________ )


                  On the ___ day of October, 2000 before me, a Notary Public in and for said State, personally appeared to me to be a ______________ of FINANCIAL ASSET SECURITIES CORPORATION, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



___________________________
Notary Public

STATE OF ___________________)
                            )ss.:
COUNTY OF _________________ )


                  On the ____ day of October, 2000 before me, a Notary Public in and for said State, personally appeared known to me to be a ______________ of UBS PRINCIPAL FINANCE LLC, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




___________________________
Notary Public

SCHEDULE I


                                 MORTGAGE LOANS
                                 --------------


                             AVAILABLE UPON REQUEST

                                    EXHIBIT D

                             MORTGAGE LOAN SCHEDULE


                             AVAILABLE UPON REQUEST


                                   Exhibit D-1

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                  To:      Wells Fargo Bank Minnesota, N.A.,
                           1015 10th Avenue S.E.
                           Minneapolis, MN 55414
                           Attn:  Inventory Control

Re: Pooling and Servicing Agreement dated as of October 1, 2000 among Financial Asset Securitites Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee

         In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee's Mortgage File on the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one):

___________1.        Mortgage Paid in Full

__________ 2.        Foreclosure

__________ 3.        Substitution

__________ 4.        Other Liquidation (Repurchases, etc.)

__________ 5.        Nonliquidation    Reason:

Address to which Trustee should deliver
the Trustee's Mortgage File:


By:_____________________________________
         (authorized signer)

Issuer:   ______________________________

Address:________________________________
        ________________________________

Date:___________________________________



                                  Exhibit E-1



Trustee
-------

Wells Fargo Bank Minnesota, N.A.

                  Please acknowledge the execution of the above request by your signature and date below:

                  __________________                          ______________
                  Signature                                   Date

                  Documents returned to Trustee:

                  __________________                          ______________
                  Trustee                                     Date



                                  Exhibit E-2

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION


                                                         _______________________
                                                         Date

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, CT  06830

         Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2000 among Financial Asset Securities Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee with respect to Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5
                  --------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the Pooling and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it (or its custodian) has received the documents listed in Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Exhibit D, to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

                  Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.


WELLS FARGO BANK MINNESOTA, NATIONAL
ASSOCIATION

as Trustee

By:________________________________
   Name:
   Title:



                                 Exhibit F-1-1

                                   EXHIBIT F-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                       _________________________
                                                       [Date]



Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, CT  06830

         Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 1, 2000 among Financial Asset Securities Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer and Wells Fargo Bank Minnesota, N.A., as Trustee with respect to Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates, Series 2000-5
                  -------------------------------------------------------------

Ladies and Gentlemen:

                  In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

                  The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

                  Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.


WELLS FARGO BANK MINNESOTA, NATIONAL
     ASSOCIATION,

as Trustee

By:_________________________________
   Name:
   Title:



                                 Exhibit F-2-1

                                   EXHIBIT F-3
                        FORM OF RECEIPT OF MORTGAGE NOTE

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, CT  06830

                   Re: Option One Mortgage Loan Trust 2000-5,
                       Asset-Backed Certificates Series 2000-5
                       ---------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of October 1, 2000, among Financial Asset Securities Corporation as Depositor, Option One Mortgage Loan Corporation as Master Servicer and Wells Fargo Bank Minnesota, N.A. as Trustee (the "Trustee"), we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

WELLS FARGO BANK MINNESOTA, N.A.,

as Trustee

By:________________________
   Name:
   Title:



                                 Exhibit F-3-1

                                    EXHIBIT G
                                   [Reserved]






                                  Exhibit G-1

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT
                           ---------------------------

                  Personally appeared before me the undersigned authority to administer oaths, _____________ who first being duly sworn deposes and says:
Deponent is _____________________ of ______________________, successor by merger to _____________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On ________________________, ________________________ did execute and deliver a promissory note in the principal amount of $________________________.

                  That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

                  Seller executes this Affidavit for the purpose of inducing Wells Fargo Bank Minnesota, N.A., as trustee on behalf of Option One Mortgage Loan Trust 2000-5, Asset-Backed Certificates Series 2000-5, to accept the transfer of the above described loan from Seller.

                  Seller agrees to indemnify Wells Fargo Bank Minnesota, N.A., Financial Asset Securities Corporation and Option One Mortgage Corporation harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:  _________________________________
     _________________________________


STATE OF                   )
                           )  ss:
COUNTY OF                  )

                  On this ______ day of ______________, 200__, before me, a
Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

                  Witness my hand and Notarial Seal this _________ day of 200__.


______________________________
______________________________
My commission expires ______________.



                                  Exhibit H-1

                                    EXHIBIT I
                          FORM OF ERISA REPRESENTATION

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, CT  06830

                   Re: Option One Mortgage Loan Trust 2000-5,
                       Asset-Backed Certificates, Series 2000-5
                       ----------------------------------------


Ladies and Gentlemen:

                  1. The undersigned is the _________________ of ____________________ (the "Transferee") a [corporation duly organized] and existing under the laws of ____________, on behalf of which he makes this affidavit.

                  2. The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101 or otherwise.

                  3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Financial Asset Securities Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer (the "Master Servicer") and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

                  IN WITNESS WHEREOF, the Transferee executed this certificate.


__________________________
[Transferee]

By:____________________________
   Name:
   Title:


                                  Exhibit I-1

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

[Depositor]
[Depositor Address]

[Trustee]
[Trustee Address]

                   Re: Option One Mortgage Loan Trust 2000-5,
                       Asset-Backed Certificates Series 2000-5
                       ---------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,



                                  Exhibit J-1

[NAME OF TRANSFEREE]

By:________________________
   Authorized Officer



                                  Exhibit J-2

                       FORM OF RULE 144A INVESTMENT LETTER
                                     [DATE]

[Depositor]
[Depositor Address]

[Trustee]
[Trustee Address]

                   Re: Option One Mortgage Loan Trust 2000-5,
                       Asset-Backed Certificates Series 2000-5
                       ---------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is


                                  Exhibit J-3
being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

Very truly yours,

[NAME OF TRANSFEREE]

By:________________________
   Authorized Officer



                                  Exhibit J-4

                                                            ANNEX 1 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                  __________ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ___________ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ___________ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.


-----------------
         1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.


                                  Exhibit J-5

                  _________ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                  _________ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  __________ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  __________ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  __________ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  __________ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  __________ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  iii. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's



                                  Exhibit J-6
direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



______________________________________
         Print Name of Buyer

By:      _____________________________
         Name:
         Title:

Date:    _____________________________



                                  Exhibit J-7

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

                  [For Transferees That are Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  __________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  __________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of



                                  Exhibit J-8

Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



______________________________
Print Name of Buyer or Adviser

By:      _____________________
         Name:
         Title:

IF AN ADVISER:

______________________________
         Print Name of Buyer

Date:_________________________


                                  Exhibit J-9

                                    EXHIBIT K

                     AFFIDAVIT OF TRANSFER OF R CERTIFICATES
                           PURSUANT TO SECTION 5.02(d)

                     OPTION ONE MORTGAGE LOAN TRUST 2000-5,
                    ASSET-BACKED CERTIFICATES, SERIES 2000-5

STATE OF            )
                    )        ss.:
COUNTY OF           )

                  The undersigned, being first duly sworn, deposes and says as follows:

                  1. The undersigned is an officer of ________________________, the proposed Transferee of an Ownership Interest in Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Financial Asset Securities Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer (the "Master Servicer") and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"). Capitalized terms used, but not defined herein or in
Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

                  2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

                  3. The Transferee has been advised of, and understands that
(i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) to a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

                  4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate



                                  Exhibit K-1
investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

                  5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

                  6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

                  7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

                  8. The Transferee's taxpayer identification number is
_____________.

                  9. The Transferee is a U.S. Person as defined in Code Section 7701-(a)(30).

                  10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

                  11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan nor is it using the assets of any such plans.

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly



                                  Exhibit K-2
authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of ___________.


[NAME OF TRANSFEREE]

By:_________________________
   Name:
   Title:

[Corporate Seal]



                                  Exhibit K-3

ATTEST:

_____________________
[Assistant] Secretary

                  Personally appeared before me the above-named
_________________, known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

                  Subscribed and sworn before me this __ day of _______, ___.



_________________________
NOTARY PUBLIC

My Commission expires the ____ day of ____, ___.


                                  Exhibit K-4

                                                          EXHIBIT 1 to EXHIBIT K

                               Certain Definitions
                               -------------------

                  "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                  "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.



                                  Exhibit K-5

                                                          EXHIBIT 2 TO EXHIBIT K

                        Section 5.02(d) of the Agreement
                        --------------------------------

                  (d) No transfer, sale, pledge or other disposition of any Class S, Class P, Class B0, Class X or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfer of any Class S, Class P, Class BIO, Class X or Class R Certificates by the Depositor (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class S, Class P, Class BIO, Class X or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Except with respect to the initial transfer of the Class S, Class P, Class BI0, Class X and Class R Certificates, no transfer of the Class S, Class P, Class BIO, Class X or Class R Certificates shall be made unless the Trustee shall have received a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of
Exhibit I hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer.

                  Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:



                                  Exhibit K-6

                           (i) Each Person holding or acquiring any Ownership
                  Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                           (ii) No Person shall acquire an Ownership Interest in
                  a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

                           (iii) In connection with any proposed transfer of any
                  Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                                (A) an affidavit in the form of Exhibit K hereto
                           from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                                (B) a covenant of the proposed transferee to the
                           effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                           (iv) Any attempted or purported transfer of any
                  Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.



                                  Exhibit K-7

                           (v) If any Person other than a Permitted Transferee
                  acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                           (vi) If any Person other than a Permitted Transferee
                  acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

                  The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause either REMIC I or REMIC II hereunder to fail to qualify as a REMIC.



                                  Exhibit K-8

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, CT  06830

                   Re: Option One Mortgage Loan Trust 2000-5,
                       Asset-Backed Certificates Series 2000-5
                       ---------------------------------------

Ladies and Gentlemen:

                  In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

Very truly yours,

[                 ]

By:_______________________

                                    EXHIBIT M
                           Form of Liquidation Report

Customer Name:
Account Number:
Original Principal Balance:


1.        Type of Liquidation (REO disposition/charge-off/short pay-off)
          Date last paid
          Date of foreclosure
          Date of REO
          Date of REO Disposition
          Property Sale Price/Estimated Market Value at disposition


2.       Liquidation Proceeds
         Principal Prepayment               $_______________
         Property Sale Proceeds                   _______________
         Insurance Proceeds                       _______________
         Other (itemize)                          _______________
         Total Proceeds                     $_______________

3.       Liquidation Expenses
         Servicing Advances                 $_______________
         Delinquency Advance                      _______________
         Monthly Advances                         _______________
         Servicing Fees                     $_______________
         Other Servicing Compensation             _______________
         Total Advances                     $_______________

4.       Net Liquidation Proceeds           $_______________
         (Item 2 minus Item 3)

5.       Principal Balance of Mortgage Loan $_______________

6.       Loss, if any (Item 5 minus Item 4) $_______________


                                  Exhibit M-1

                                    EXHIBIT N

                    SCHEDULE OF PROJECTED PRINCIPAL BALANCES


                       Projected                                                 Balance
Balance                Principal        Balance               Projected          Determination    Projected
Determination Date     Balances         Determination Date    Principal Balances Date             Principal Balances
                                                                                 September 15,
November 15, 2000                 $     April 15, 2003                     $     2005                           $


December 15, 2000                       May 15, 2003                             October 22, 2005

                                                                                 November 22,
January 15, 2001                        June 15, 2003                            2005

                                                                                 December 22,
February 15, 2001                       July 15, 2003                            2005

                                                                                 January 22,
March 15, 2001                          August 15, 2003                          2006

                                                                                 February 22,
April 15, 2001                          September 15, 2003                       2006

May 15, 2001                            October 15, 2003                         March 22, 2006

June 15, 2001                           November 15, 2003                        April 22, 2006

July 15, 2001                           December 15, 2003                        May 22, 2005

August 15, 2001                         January 15, 2004                         June 22, 2006

September 15, 2001                      February 15, 2004                        July 22, 2006

October 15, 2001                        March 15, 2004                           August 22, 2006

                                                                                 September 22,
November 15, 2001                       April 15, 2004                           2006

December 15, 2001                       May 15, 2004                             October 22, 2006

January 15, 2002                        June 15, 2004                            November 22,
                                                                                 2006 and any
                                                                                 Balance
                                                                                 Determination
                                                                                 Date thereafter

February 15, 2002                       July 15, 2004

March 15, 2002                          August 15, 2004


                                  Exhibit N-1


April 15, 2002                          September 15, 2005

May 15, 2002                            October 15, 2005

June 15, 2002                           November 15, 2005

July 15, 2002                           December 15, 2005

August 15, 2002                         January 15, 2006

September 15, 2002                      February 15, 2006

October 15, 2002                        March 15, 2006

November 15, 2002                       April 15, 2006

December 15, 2002                       May 15, 2006

January 15, 2003                        June 15, 2006

February 15, 2003                       July 15, 2006

March 15, 2003                          August 15, 2006


                                  Exhibit N-2

                                   SCHEDULE I

                           PREPAYMENT PREMIUM SCHEDULE







                                  Schedule I-1